                                                                    Exhibit 1

                                                                  EXECUTION COPY
                                                                  --------------





                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                February 7, 2002

                                      among

                           RAYTEL MEDICAL CORPORATION,

                              SHL TELEMEDICINE LTD.

                                       and

                       SHL TELEMEDICINE ACQUISITION CORP.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1             THE OFFER..................................................................................2

         Section 1.01          The Offer.........................................................................2
         Section 1.02          Company Action....................................................................4
         Section 1.03          Directors.........................................................................5

ARTICLE 2             THE MERGER.................................................................................7

         Section 2.01          The Merger........................................................................7
         Section 2.02          Effective Time....................................................................7
         Section 2.03          Closing...........................................................................7
         Section 2.04          Effects of the Merger.............................................................7
         Section 2.05          Certificate of Incorporation......................................................7
         Section 2.06          Bylaws............................................................................8
         Section 2.07          Directors and Officers............................................................8

ARTICLE 3             EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                      EXCHANGE OF CERTIFICATES...................................................................8

         Section 3.01          Conversion of Company Common Stock................................................8
         Section 3.02          Dissenting Shares.................................................................9
         Section 3.03          Payment for Shares in the Merger..................................................9
         Section 3.04          Stock Options....................................................................11
         Section 3.05          Adjustments......................................................................12

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................12

         Section 4.01          Organization and Qualification; Subsidiaries.....................................12
         Section 4.02          Capitalization...................................................................13
         Section 4.03          Corporate Authorization..........................................................14
         Section 4.04          Governmental Authorization.......................................................15
         Section 4.05          Non-contravention................................................................15
         Section 4.06          SEC Reports; Financial Statements................................................16
         Section 4.07          Information Supplied.............................................................17
         Section 4.08          Absence of Certain Changes or Events.............................................18





         Section 4.09          Litigation.......................................................................18
         Section 4.10          Compliance with Laws.............................................................18
         Section 4.11          Taxes............................................................................19
         Section 4.12          Employee Benefit Plans...........................................................21
         Section 4.13          Environmental Matters............................................................23
         Section 4.14          Intellectual Property............................................................24
         Section 4.15          Title and Condition of Properties................................................26
         Section 4.16          Insurance........................................................................27
         Section 4.17          Material Contracts...............................................................27
         Section 4.18          Employment Matters...............................................................29
         Section 4.19          Finders' Fees....................................................................30
         Section 4.20          Opinion of Financial Advisor.....................................................30
         Section 4.21          Voting Requirements..............................................................30
         Section 4.22          Books and Records................................................................30
         Section 4.23          Certain Business Practices.......................................................30
         Section 4.24          Interests of Officers and Directors..............................................31
         Section 4.25          Provider/Supplier Status.........................................................31
         Section 4.26          Medicare Secondary Payor.........................................................31
         Section 4.27          Overpayments.....................................................................32
         Section 4.28          Settlement Agreements............................................................32
         Section 4.29          Rights Agreement.................................................................32
         Section 4.30          Full Disclosure..................................................................32

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER....................................33

         Section 5.01          Organization, Standing and Corporate Power.......................................33
         Section 5.02          Corporate Authorization..........................................................33
         Section 5.03          Governmental Authorization.......................................................33
         Section 5.04          Non-contravention................................................................33
         Section 5.05          Information Supplied.............................................................34
         Section 5.06          Litigation.......................................................................34
         Section 5.07          Financing........................................................................34


         Section 5.08          Finders' Fees....................................................................35
         Section 5.09          Purchaser's Operation............................................................35
         Section 5.10          Full Disclosure..................................................................35

ARTICLE 6             COVENANTS.................................................................................35

         Section 6.01          Conduct of Business by the Company...............................................35
         Section 6.02          Other Actions....................................................................39
         Section 6.03          Stockholder Meeting; Proxy Material; Merger Without Stockholder Meeting..........39
         Section 6.04          Access to Information............................................................40
         Section 6.05          No Solicitation; Other Offers....................................................40
         Section 6.06          Best Efforts; Notification.......................................................43
         Section 6.07          Indemnification and Insurance....................................................45
         Section 6.08          Continuation of Benefits.........................................................46
         Section 6.09          Public Announcements.............................................................46
         Section 6.10          Further Assurances...............................................................47

ARTICLE 7             CONDITIONS TO THE MERGER..................................................................47

         Section 7.01          Conditions to Obligations of Each Party..........................................47

ARTICLE 8             TERMINATION, AMENDMENT AND WAIVER.........................................................48

         Section 8.01          Termination......................................................................48
         Section 8.02          Effect of Termination............................................................50
         Section 8.03          Fees and Expenses................................................................50
         Section 8.04          Amendment........................................................................52
         Section 8.05          Extension; Waiver................................................................52
         Section 8.06          Procedure for Termination, Amendment, Extension or Waiver........................52

ARTICLE 9             MISCELLANEOUS.............................................................................52

         Section 9.01          Non-Survival of Representations and Warranties...................................52
         Section 9.02          Notices..........................................................................52
         Section 9.03          No Waivers.......................................................................54
         Section 9.04          Successors and Assigns...........................................................54
         Section 9.05          Governing Law....................................................................55
         Section 9.06          Enforcement......................................................................55

         Section 9.07          WAIVER OF JURY TRIAL.............................................................55
         Section 9.08          Counterparts; Effectiveness; Benefit.............................................55
         Section 9.09          Entire Agreement.................................................................55
         Section 9.10          Captions.........................................................................56
         Section 9.11          Severability.....................................................................56
         Section 9.12          Specific Performance.............................................................56
         Section 9.13          Interpretation...................................................................56
         Section 9.14          Company Disclosure Memorandum....................................................57
         Section 9.15          Parties in Interest..............................................................57
         Section 9.16          Obligation of Parent and the Company.............................................57
         Section 9.17          Certain Definitions..............................................................57

                             INDEX OF DEFINED TERMS



TERM                                                                                                      SECTION
Acquisition Proposal........................................................................................6.05(d)
Affiliate...................................................................................................9.17(a)
Agreement..................................................................................................Recitals
Beneficially................................................................................................9.17(b)
Business Day................................................................................................9.17(c)
Certificates................................................................................................3.03(a)
CIA............................................................................................................4.28
Closing........................................................................................................2.03
Code........................................................................................................4.11(b)
Company....................................................................................................Recitals
Company Board..............................................................................................Recitals
Company Common Stock.......................................................................................Recitals
Company Disclosure Memorandum.............................................................................Article 4
Company Intellectual Property ..............................................................................4.14(a)
Company SEC Reports.........................................................................................4.06(a)
Company Stockholder Meeting.................................................................................6.03(a)
Confidentiality Agreement...................................................................................6.04(c)
Continuing Directors........................................................................................1.03(a)
Continuing Employee............................................................................................6.08
DGCL.......................................................................................................Recitals
Dissenting Shares..............................................................................................3.02
Dow Jones News Release......................................................................................4.06(a)
Effective Time.................................................................................................2.02
Employee Plan...............................................................................................4.12(a)
Environmental Laws.............................................................................................4.13
ERISA.......................................................................................................4.12(a)
ERISA Affiliate.............................................................................................4.12(f)
Exchange Act................................................................................................1.01(a)
Expenses....................................................................................................8.03(b)
Filed Company SEC Reports...................................................................................4.06(a)
GAAP........................................................................................................4.06(b)
Governmental Entity............................................................................................4.04
Health Benefit Law.............................................................................................4.10
Houlihan Lokey..............................................................................................1.02(a)
Indemnified Parties.........................................................................................6.07(a)
Information Statement..........................................................................................4.07
Initial Expiration Date.....................................................................................1.01(a)
IRS.........................................................................................................4.11(a)



Law.........................................................................................................9.17(d)
License Agreements..........................................................................................4.14(c)
Liens..........................................................................................................4.01
Material Adverse Effect.....................................................................................9.17(f)
Material Company Intellectual Property......................................................................4.14(a)
Material Contract...........................................................................................4.17(a)
Merger.....................................................................................................Recitals
Merger Consideration.....................................................................................3.01(a)(i)
Minimum Condition...........................................................................................1.01(a)
Offer......................................................................................................Recitals
Offer Completion Date.......................................................................................6.03(a)
Offer Documents.............................................................................................1.01(c)
Offer Price................................................................................................Recitals
Option......................................................................................................3.04(a)
Option Consideration........................................................................................3.04(a)
Option Plan.................................................................................................3.04(a)
Parent.....................................................................................................Recitals
Paying Agent................................................................................................3.03(a)
Payment Fund................................................................................................3.03(a)
Permits........................................................................................................4.10
Person......................................................................................................9.17(g)
PPO............................................................................................................4.10
Proxy Statement................................................................................................4.04
Purchaser..................................................................................................Recitals
Rights Agreement...............................................................................................4.29
Schedule 14D-9..............................................................................................1.02(b)
Schedule TO.................................................................................................1.01(c)
SEC.........................................................................................................1.01(b)
Securities Act..............................................................................................4.06(a)
Settlement Agreements..........................................................................................4.28
Shares.....................................................................................................Recitals
Software....................................................................................................4.14(a)
Special Committee..........................................................................................Recitals
Stockholders' Agreement....................................................................................Recitals
Subsidiary..................................................................................................9.17(h)
Superior Proposal...........................................................................................6.05(d)
Surviving Corporation..........................................................................................2.01
Tax Return..................................................................................................4.11(a)
Taxes.......................................................................................................4.11(a)
Taxing Authority............................................................................................4.11(a)
Termination Fee.............................................................................................8.03(b)
Trade Secrets...............................................................................................4.14(a)
Transactions................................................................................................1.02(a)
Voting Debt.................................................................................................4.02(c)


                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of February 7, 2002 among Raytel Medical Corporation, a Delaware corporation (the "COMPANY"), SHL TeleMedicine Ltd., an Israeli corporation ("PARENT"), and SHL TeleMedicine Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("PURCHASER").

                  WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire the Company on the terms and conditions set forth herein;

                  WHEREAS, to effectuate the acquisition, it is proposed that Purchaser commence a cash tender offer, as it may be amended from time to time as permitted under this Agreement (the "OFFER"), to purchase all of the issued and outstanding shares of Common Stock, $.001 par value per share, of the Company (the "COMPANY COMMON STOCK"), together with the associated preferred share purchase rights issued pursuant to the Rights Agreement (as hereinafter defined) (each share of Company Common Stock, together with the associated preferred share purchase right, is hereinafter referred to as a "SHARE") at a purchase price, net to seller in cash, without interest, of $10.25 per Share (such price, or any such higher price per Share as may be paid in the Offer, is referred to herein as the "OFFER PRICE"), upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company have approved this Agreement and the merger following the Offer pursuant to which Purchaser shall merge with and into the Company (the "MERGER") and the outstanding Shares not owned directly or indirectly by Parent or the Company or any of their respective Subsidiaries and other than Dissenting Shares (as hereinafter defined) shall be converted into the right to receive the Offer Price in cash, without interest, all in accordance with the General Corporation Law of the State of Delaware ("DGCL") and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD"), upon the recommendation of a special committee of the Company Board comprised of independent directors (the "SPECIAL COMMITTEE"), has determined that the consideration to be paid for each Share is fair to all holders of such shares and has resolved to recommend that the holders of such Shares tender all of their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent and Purchaser to enter into this Agreement, each director and executive officer of the Company has executed and delivered to Parent an agreement pursuant to which they have agreed to take certain actions with respect to the Offer and the Merger (the "STOCKHOLDERS' AGREEMENT");

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                    THE OFFER

         Section 1.01 THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Article 8 and none of the events set forth in ANNEX A hereto shall have occurred and be continuing, Parent shall cause Purchaser to, as promptly as practicable, and, in any event, within ten
(10) Business Days of the date hereof, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) the Offer to purchase any and all outstanding Shares, at a price per Share equal to the Offer Price, net to the seller in cash, without interest, subject to reduction for any applicable withholding taxes and, if such payment is to be made other than to the registered holder, any applicable stock transfer or other similar taxes payable by such holder. The Offer will be made pursuant to an offer to purchase and related letter of transmittal containing the terms and conditions set forth in this Agreement and ANNEX A hereto. The initial expiration date of the Offer shall be the twentieth Business Day from and after the date the Offer is commenced as determined in accordance with Rule 14d-2(a) under the Exchange Act (the "INITIAL EXPIRATION DATE"). The obligation of Purchaser to accept for payment, purchase and pay for any Shares validly tendered pursuant to the Offer and not withdrawn shall be subject only to the satisfaction of (i) the condition that at least a majority of the shares of Company Common Stock outstanding on a fully-diluted basis assuming the exercise of all options, warrants, rights and convertible securities outstanding on the date the Offer expires (taking into account any shares of Company Common Stock owned by Parent or Purchaser or any affiliate of Parent or Purchaser on the date such Shares are purchased pursuant to the Offer) have been validly tendered and not withdrawn prior to the expiration of the Offer (the "MINIMUM CONDITION") and
(ii) the other conditions set forth in ANNEX A hereto; provided, however, that Purchaser expressly reserves the right to waive any of the conditions to the Offer (other than the Minimum Condition) and to make any change in the terms or conditions of the Offer (other than the Minimum Condition) in its sole discretion, subject to Section 1.01(b).

         (b) Purchaser expressly reserves the right to modify the terms of the Offer; provided, however, that without the prior written consent of the Company, neither Parent nor Purchaser will (i) decrease the Offer Price, (ii) decrease the number of Shares sought in the Offer, (iii) change the form of consideration payable in the Offer, (iv) impose conditions to the Offer in addition to the Minimum Condition and the other conditions set forth in ANNEX A,
(v) except as provided below or required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") applicable to the Offer, change the expiration date of the Offer, or (vi) otherwise amend or change any term or condition of the Offer in a manner adverse to the holders of Shares. Notwithstanding anything in this Agreement to the contrary, without the consent of the Company, Purchaser shall have the right to extend the Offer beyond the Initial Expiration Date in the following events: (i) from time to time, but in no event later than the date that is ten (10) Business Days from the Initial Expiration Date (or extended expiration date of the Offer, if applicable), if, at the Initial Expiration Date (or extended expiration date of the Offer, if applicable), one or more of the conditions to the Offer shall not have been satisfied or waived, until such conditions are satisfied or waived; provided, however, that the expiration date of the Offer may not extend beyond the 60th day after commencement of the Offer; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable Law (as hereinafter defined); or (iii) if all of the conditions to the Offer are satisfied or waived but the number of Shares validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of Shares; provided, however, that the expiration date of the Offer may not extend beyond the 60th day after the commencement of the Offer. In the event the Minimum Condition is satisfied and the Purchaser purchases Shares pursuant to the Offer, the Purchaser may, in its sole discretion, provide a "subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act. Upon the satisfaction or waiver of all the conditions to the Offer and subject to the terms and conditions of this Agreement, Purchaser will accept for payment, purchase and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as reasonably practicable after the expiration of the Offer.

         (c) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with any amendments or supplements thereto, the "SCHEDULE TO"), which shall contain or incorporate by reference the offer to purchase and forms of the related letter of transmittal and such other ancillary documents and instruments pursuant to which the Offer will be made (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS"). Parent and Purchaser agree that the Offer Documents will comply as to form and content in all material respects with the applicable provisions of the federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information supplied by the Company in writing for inclusion in the Offer Documents. Parent, Purchaser and the Company each agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it for use in the Schedule TO or the other Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Purchaser agree to take all steps necessary to cause the Offer Documents as so corrected or supplemented to be filed with the SEC and to be disseminated to holders of Shares of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. Parent and

Purchaser agree to provide to the Company and its counsel any comments or other communications which Parent, Purchaser or their counsel may receive from the staff of the SEC with respect to the Offer Documents promptly after receipt thereof, and Parent and Purchaser shall consult with and provide to the Company and its counsel a reasonable opportunity to review and comment on the response of Purchaser and Parent prior to responding to the SEC.

         (d) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to accept for payment, and pay for, any Shares that Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer.

         Section 1.02 COMPANY ACTION. (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Company Board, at a meeting duly called and held, has unanimously, upon the unanimous recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer, the Merger and the purchase of Shares contemplated by the Offer (collectively the "TRANSACTIONS"), are advisable and fair to and in the best interests of the Company and the Company's stockholders, (ii) approved of and adopted this Agreement and the Transactions in accordance with the requirements of the DGCL so that the provisions of Section 203 of the DGCL are not applicable to the Transactions provided for, referred to or contemplated by, this Agreement, and
(iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve and adopt this Agreement and the Merger. Notwithstanding the foregoing, such recommendation may be withdrawn, modified or amended as permitted by Section 6.05(c). The Company hereby consents to the inclusion in the Offer Documents, the Schedule 14D-9 (as hereinafter defined) and the Proxy Statement (as hereinafter defined), if any, of such recommendation of the Company Board, subject, however to the Company's right to withdraw such recommendation as herein provided. The Company represents and warrants that the Company Board has received the written opinion of Houlihan Lokey Howard & Zukin Capital ("HOULIHAN LOKEY"), stating that, as of the date of such opinion, the proposed consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view. The Company acknowledges that a Stockholders' Agreement is being executed and delivered contemporaneously herewith by each of its directors and executive officers.

         (b) As soon as reasonably practicable on the date of commencement of the Offer, and concurrently with or promptly following the filing by Parent and Purchaser of the Schedule TO, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities Laws, a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that shall reflect the recommendation of the Board of Directors referred to in clause (iii) of Section 1.02(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Purchaser in writing for inclusion in the Schedule 14D-9. The Company, Parent and Purchaser each agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and to supplement the information provided by it for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected or supplemented to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal and state securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide to Parent and its counsel any comments or other communications which the Company or its counsel may receive from the staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof, and the Company shall consult with and provide to Parent and its counsel a reasonable opportunity to review and comment on the response of the Company prior to responding to the SEC. Parent, Purchaser and the Company each hereby agree to provide promptly such information necessary to prepare the exhibits and schedules to the Schedule 14D-9 and the Offer Documents which the respective party responsible therefor may reasonably request.

           (c) The Company will cause its transfer agent promptly to furnish Parent and Purchaser with a list of the Company's stockholders, mailing labels and any available listings or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories as of a recent date and to provide to Parent and Purchaser such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Purchaser or their agents may reasonably request in connection with the Offer. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Purchaser and each of their affiliates, associates and agents will hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, will deliver, and will cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

         Section 1.03 DIRECTORS. (a) Promptly following the purchase of and payment for the number of Shares that satisfies the Minimum Condition, and from time to time thereafter, Purchaser shall be entitled to designate for election as directors of the Company such number of directors, rounded up to the next whole number, as is equal to the product of the total number of directors of the Company constituting the whole Company Board (giving effect to any increase in the number of directors in order to comply with this Section 1.03) and the percentage that the voting power of Shares beneficially owned by Parent and Purchaser (including Shares paid for pursuant to the Offer), upon such payment, bears to the total voting power of Shares then outstanding, and the Company shall take all action necessary to cause Purchaser's designees to be elected or appointed to the Company Board, including, without limitation, increasing the number of directors and seeking and accepting resignations of incumbent directors. At such time, the Company will also, upon the request of Parent or Purchaser, cause individual directors designated by Purchaser to constitute the number of members, rounded up to the next whole number, on (i) each committee (or similar body) of the Company Board other than the Special Committee and (ii) the board of directors (or similar body) of each Subsidiary (as hereinafter defined) of the Company, and each committee (or similar body) thereof, that represents the same percentage as Purchaser's designees represent on the Company Board. Notwithstanding the foregoing, in the event that Purchaser's designees are appointed or elected to the Company Board, the Company Board shall at all times until the Effective Time (as hereinafter defined) have at least two directors who are directors on the date of this Agreement or otherwise not affiliates of Parent (the "CONTINUING DIRECTORS"); provided that in the event that the number of Continuing Directors shall be reduced below two for any reason whatsoever, the Company Board shall cause the person designated by the remaining Continuing Director to fill such vacancy and such person shall be deemed to be a Continuing Director for all purposes of this Agreement or, if no Continuing Directors then remain, the other directors of the Company then in office shall designate two persons to fill such vacancies who are not officers, directors, employees or affiliates of the Company or Parent or any of their respective Subsidiaries and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement. Prior to the Effective Time, the Continuing Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably necessary to the exercise of their duties in connection with this Agreement, subject to approval by the Company of the terms of such retention, which approval shall not be unreasonably withheld or delayed. In addition, prior to the Effective Time, the Continuing Directors shall have the authority to institute any action, on behalf of the Company, to enforce performance of this Agreement.

         (b) The Company's obligations to appoint Purchaser's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions and shall include in the Schedule 14D-9 (or an amendment thereto or an information statement pursuant to Rule 14f-1 if Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent and Purchaser shall supply to the Company, and be solely responsible for, any information with respect to themselves and their nominees, officers, directors and affiliates required by
Section 14(f) and Rule 14f-1. The provisions of this Section 1.03 are in addition to and shall not limit any rights which Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

         (c) Following the election or appointment of Purchaser's designees pursuant to Section 1.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors shall be required to authorize (and such authorization shall constitute the authorization of the Company Board and no other action on the part of the Company, including any action by any other directors of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement, any extension of time for performance of any obligation or action hereunder by Parent or Purchaser, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder; provided, that if there shall be no Continuing Directors, such approval may only be effected by a majority vote of the entire Company Board.

                                    ARTICLE 2
                                   THE MERGER

         Section 2.01 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement, Purchaser shall be merged with and into the Company in accordance with applicable Law, whereupon the separate existence of Purchaser shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

         Section 2.02 EFFECTIVE TIME. The Merger shall become effective at such time as a certificate of merger executed in accordance with the relevant provisions of the DGCL is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as may be specified in the certificate of merger (the "EFFECTIVE TIME"). Subject to the terms and conditions of this Agreement, Parent, Purchaser and the Company shall cause the Effective Time to occur as soon as practicable after the earlier of the Company Stockholder Meeting (as hereinafter defined) or the purchase by Purchaser pursuant to the Offer of ninety percent (90%) or more of the Shares.

         Section 2.03 CLOSING. Unless this Agreement shall have been terminated and the Transactions contemplated herein abandoned pursuant to
Section 8.01 and subject to the satisfaction and waiver of the conditions set forth in Article 7, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, unless the parties agree to another time, date or place in writing. At the Closing, subject to satisfaction or waiver of all of the conditions to the Merger set forth in Article 7, the Purchaser and the Company shall cause the certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL and make all other filings, if any, required by applicable Law in connection with the Merger.

         Section 2.04 EFFECTS OF THE MERGER. From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 2.05 CERTIFICATE OF INCORPORATION. At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger to read in its entirety as set forth on Exhibit 2.05 hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

         Section 2.06 BYLAWS. The bylaws of the Purchaser at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with applicable Law.

         Section 2.07 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal, in accordance with applicable Law, the directors of Purchaser at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation; provided that, upon the request of Parent or Purchaser, the Company shall cause any officers of the Company to be removed at the Effective Time.

                                    ARTICLE 3
                       EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         Section 3.01 CONVERSION OF COMPANY COMMON STOCK. (a) At the Effective Time, by virtue of the Merger and without any other action on the part of the holder thereof:

                            (i) each Share outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 3.01(a)(iii) below and Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Offer Price, net to the seller in cash, without interest (the "MERGER CONSIDERATION"), upon the surrender of the certificate representing such Share; and

                            (ii) each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                            (iii) each Share that is held by the Company in its treasury and all Shares that are owned, directly or indirectly, by Parent or the Company or any of their respective Subsidiaries shall automatically be canceled and retired and shall cease to exist and shall not be converted into the right to receive the Merger Consideration or any other consideration whatsoever.

         (b) At the Effective Time, holders of Shares shall cease to be, and shall have no voting or other rights as, stockholders of the Company, other than to receive the Merger Consideration and any dividend or other distribution with respect to Shares with a record date occurring prior to the Effective Time. From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any Shares that were outstanding immediately prior to the Effective Time.

         Section 3.02 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with the relevant provisions of Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such Shares in the Merger ("DISSENTING SHARES"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration as provided in Section 3.01(a)(i) and instead such holder of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder would have been entitled but for the prior status of such shares as Dissenting Shares, without interest or dividends thereon, upon the surrender in the manner provided in Section 3.03 of the certificate(s) which formerly represented Shares. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and, prior to the Effective Time, Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         Section 3.03 PAYMENT FOR SHARES IN THE MERGER. (a) Prior to the Effective Time, Parent shall appoint an agent (the "PAYING AGENT") located in the United States reasonably acceptable to the Company for the purpose of exchanging certificates representing Shares (the "CERTIFICATES") for the Merger Consideration. Parent shall make available or cause to be made available from time to time to the Paying Agent amounts sufficient to provide all funds necessary for the Paying Agent to make payments pursuant to Section 3.03(c) (such cash being hereinafter referred to as the "PAYMENT FUND"). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of record of Shares. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of record of Shares.

         (b) As soon as reasonably practicable after the Effective Time, Parent will cause the Paying Agent to send to each holder of record of Shares at the Effective Time (other than holders of Shares referred to in Section 3.01(a)(iii)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates representing such Shares to the Paying Agent and will be in such form and have such other provisions as Parent reasonably specifies) and instructions for use in effecting the surrender of Certificate(s) for payment of the Merger Consideration for the Shares represented thereby.

         (c) Each holder of record of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Paying Agent of one or more Certificates, together with a properly completed letter of transmittal, the Merger Consideration, without interest thereon, in respect of each Share represented by such Certificates. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on any amount payable upon surrender of any Certificate.

         (d) If any portion of the Merger Consideration is to be paid to a Person (as hereinafter defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

         (e) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax Law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

         (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 3.

         (g) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

         (h) Any portion of the Payment Fund (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares one year after the Effective Time shall be paid by the Paying Agent to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with this Section 3.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such Shares, without any interest thereon. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

         (i) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

         Section 3.04 STOCK OPTIONS. (a) As of the Effective Time, each outstanding stock option or warrant to purchase shares of Company Common Stock (an "OPTION" and, collectively, the "OPTIONS"), whether granted under the Company's 1983 Incentive Stock Option Plan, 1990 Stock Option Plan, 1995 Outside Directors Stock Option Plan or 2000 Stock Option Plan (collectively, the "OPTION PLANS") or otherwise, whether or not then vested or exercisable, shall be converted into the right to receive from the Company an amount of cash equal to the product of (i) the number of shares of Company Common Stock subject to the Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Option (the "OPTION CONSIDERATION"). Prior to the Offer Completion Date (as hereinafter defined), the Company shall take all steps necessary to give written notice to each holder of an Option that (i) all options held by such holder that were granted under the Company's 1995 Outside Directors Stock Option Plan and 2000 Stock Option Plan shall be canceled effective as of the Offer Completion Date and (ii)(A) all other Options held by such holder shall be canceled effective as of the Effective Time and (B) the Option Consideration, if any, for all such Options held by such holder shall be payable as described in Section 3.04(b). Neither the Parent nor the Surviving Corporation shall assume or substitute for Options pursuant to the Transactions contemplated hereby. The Company Board or any committee thereof responsible for the administration of the Option Plans shall take any and all action necessary to effectuate the matters described in this
Section 3.04 on or before the Offer Completion Date.

         (b) With respect to Options that remain outstanding following the Offer Completion Date (it being understood that options granted under the Company's 1995 Outside Directors Stock Option Plan and 2000 Stock Option Plan terminate as of the Offer Completion Date), the Option Consideration shall be payable by the Company to each holder promptly following the Effective Time, only after (i) verification by the Company and Purchaser of the ownership and terms of the particular Option by reference to the Company's records, and (ii) delivery of a written instrument duly executed by the holder of the applicable Option, in a form provided by the Company and acceptable to Purchaser and setting forth (x) the aggregate number of Options owned by the Person and their respective issue dates and exercise prices, (y) a representation by the Person that he or she is the owner of all Options described pursuant to clause (x) and that none of those Options has expired or ceased to be exercisable (or would have expired or ceased to be exercisable, assuming such Options had fully vested), and (z) a confirmation of, and consent to, the cancellation of all Options held by such Person effective as of the Effective Time.

         (c) Any amounts payable pursuant to this Section 3.04 shall be subject to any required withholding of taxes and shall be paid without interest.

         (d) Prior to the Effective Time, the Company shall take all action reasonably necessary to approve the disposition of the Options in accordance with this Section 3.04 so as to exempt such dispositions under Rule 16b-3 under the Exchange Act.

         (e) The Company shall terminate its 1996 Employee Stock Purchase Plan (the "ESPP") on or before the Offer Completion Date Date. Prior to the Offer Completion Date, all accumulated employee salary deductions shall be applied to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP and any remaining employee salary deductions shall be returned to participants without interest. The Company shall immediately amend or take such other necessary action under, effective as of the date hereof, the ESPP to adjust the purchase date of the current offering period to a date before the Offer Completion Date and to suspend any new offering periods, any additional salary deductions in the current offering period and the restrictions on resale set forth in section 12.4 of the ESPP. The Company shall promptly notify Parent of the number of shares of Company Common Stock hereafter acquired under the ESPP.

         Section 3.05 ADJUSTMENTS. Subject to Section 6.01(b), if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure memorandum delivered by the Company to Parent concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE MEMORANDUM") (with specific reference to the section or subsection of this Agreement to which the information stated in such disclosure relates; provided, however, that a matter disclosed in reference to any particular section or subsection will be deemed to be disclosed for purposes of any other sections or subsections of this Agreement, even if there is no express cross-reference, if the matter is disclosed in such a way to make its relevance to such other sections or subsections readily apparent), the Company represents and warrants to Parent and Purchaser as follows:

         Section 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined) on the Company.
Section 4.01 of the Company Disclosure Memorandum lists each Subsidiary of the Company. Unless the context otherwise requires, when used herein "Subsidiary" refers to each Subsidiary of the Company. The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws and the certificates of incorporation and bylaws (or comparable documents for any other legal entity) of its Subsidiaries, in each case as amended to the date hereof. All of the outstanding shares of capital stock or other ownership interests of each such Subsidiary have been validly issued and are duly authorized, fully paid and nonassessable and are owned by the Company, by a wholly-owned Subsidiary of the Company or by the Company and one or more wholly-owned Subsidiaries, in each case, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws. Other than ownership of the capital stock or other ownership interests of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity. Neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to make any loan, capital contribution, investment or similar expenditure to or in any Person, except for loans, capital contributions, investments or similar expenditures by the Company or any Company Subsidiary to any Company Subsidiary. Except as provided by applicable Law, there are no restrictions of any kind which prevent the payment of dividends by any Subsidiary.

         Section 4.02 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share, of which 300,000 shares have been designated Series A Preferred Stock. As of February 4, 2002 there were outstanding: 2,919,822 shares of Company Common Stock; no shares of preferred stock; and Options to purchase an aggregate of 454,724 shares of Company Common Stock. Since February 4, 2002, there have been no issuances of shares of the capital stock of the Company or any other securities of the Company other than issuances of Company Common Stock pursuant to Options outstanding on February 4, 2002, and no Options have been granted. All shares of Company Common Stock outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Company Common Stock issuable upon exercise of outstanding Options have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable. Section 4.02(a) of the Company Disclosure Memorandum lists each outstanding Option, the holder thereof, the number of shares issuable thereunder, the grant or issue date, exercise price and expiration date, and indicates whether the holder thereof was an employee of the Company or one of its Subsidiaries at the time of grant.

All of such Options have been granted to directors and employees of the Company and only in the ordinary course of business consistent with past practice. The Company has delivered to Parent complete and correct copies of all plans pursuant to which Options were granted and all forms of Options. Following the Effective Time no holder of Options will have any right to receive shares of common stock of the Surviving Corporation upon exercise of Options.

         (b) Except as set forth in Section 4.02(a) and except for the Rights Agreement and the ESPP, (i) there are no outstanding shares of capital stock or voting securities of the Company, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt (as hereinafter defined) of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding rights, commitments, agreements or undertakings obligating the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity.

         (c) There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("VOTING DEBT") of the Company or any Company Subsidiary.

         (d) There are no contracts, voting trusts or other agreements or understandings (other than the Stockholders' Agreement) to which the Company or any of its Subsidiaries is a party or by which it is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

         Section 4.03 CORPORATE AUTHORIZATION. (a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval, if necessary, of the Merger by the Company's stockholders in accordance with the DGCL, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval, if necessary, of the Merger by the Company's stockholders in accordance with the DGCL and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity.

         (b) Assuming the accuracy of the representation and warranty set forth in the last sentence of Section 5.03, the action of the Company Board in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the provisions of Section 203 of the DGCL. No other state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

         Section 4.04 GOVERNMENTAL AUTHORIZATION. No consent, approval, notice to, permit, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency, government contractor (including Medicare carriers and intermediaries and the National Supplier Clearinghouse), commission or other governmental or regulatory authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except
(a) for the filing with the SEC of (i) the Schedule 14D-9 and other filings required by Rule 14d-9(a) under the Exchange Act, (ii) a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT"), if required, and (iii) such reports, information statements and other filings under the Exchange Act or applicable rules and regulations of Nasdaq as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (b) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (c) as may be required by any applicable state securities or "blue sky" Laws or state takeover Laws, (d) such filings, consents, approvals, orders, registrations and declarations as may be required under the Laws of any foreign country in which the Company or any of its Subsidiaries conducts any business or owns any assets,
(e) such consents, approvals, notices to, orders, authorizations, registrations, declarations and filings required by any Health Benefit Law (as hereinafter defined), all of which are listed on Schedule 4.04 of the Company Disclosure Memorandum, and (f) such other consents, approvals, notices to, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         Section 4.05 NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company does not, and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, contravene, conflict with, constitute or result in any violation, default or breach of or require the consent, waiver or notice under any term or provision of, cause or permit the termination, cancellation, reduction, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under (a) the certificate of incorporation or by-laws of the Company, (b) the comparable charter or organizational documents of any Company Subsidiary, (c) assuming compliance with the matters referred to in Section 4.04, any provision of any applicable Law, regulation, judgment, injunction, order or decree, or (d) any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets, or business of the Company and its Subsidiaries, except, in the case of clauses (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         Section 4.06 SEC REPORTS; FINANCIAL STATEMENTS. (a) The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed with the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act since October 1, 1999, including the financial statements, exhibits and schedules provided therein or incorporated by reference therein (the "COMPANY SEC REPORTS"). No Subsidiary is required to file any form, report, registration statement, prospectus or other document with the SEC. As of their respective dates, the Company SEC Reports complied, and all similar documents filed prior to the Effective Time will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained, nor will any similar document filed after the date of this Agreement contain, any untrue statement of a material fact or omitted, nor will any similar document filed after the date of this Agreement omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Reports has been revised or superseded by a later-filed Filed Company SEC Report, as of the date hereof none of the Company SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Reports, together with any public announcements in a news release issued by the Dow Jones news service, PR Newswire or any equivalent service (collectively, a "DOW JONES NEWS RELEASE") made by the Company after the date hereof taken as a whole, as of the Effective Time will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing as of the Effective Time, not misleading. For purposes of this Agreement, a "FILED COMPANY SEC REPORT" shall mean a Company SEC Report filed by the Company and publicly available prior to the date of this Agreement.

         (b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Reports, in each case: complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes to such financial statements) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material, individually or in the aggregate, in amount). The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         (c) Except as set forth in the Company Disclosure Memorandum or disclosed in the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2001 and except for liabilities and obligations incurred (i) under this Agreement or in connection with the Transactions, or (ii) since September 30, 2001 in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued, absolute, contingent, due, to become due, determined, determinable, asserted, unasserted or otherwise).

         (d) All accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. The Company's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since September 30, 2001, neither the Company nor any of its Subsidiaries has modified or changed in any material respects its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company and any of its Subsidiaries sell goods, fill orders or record sales.

         (e) All accounts payable of the Company and its Subsidiaries are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable. Since September 30, 2001, the Company and its Subsidiaries have not altered in any material respects their practices for the payment of such accounts payable, including the timing of such payment.

         Section 4.07 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (as amended or supplemented from time to time, the "INFORMATION STATEMENT") or the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times such documents are filed with the SEC and first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Purchaser specifically for inclusion or incorporation by reference therein. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         Section 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 2001, except as set forth in the Company Disclosure Memorandum or in the Filed Company SEC Reports filed since such date, (i) the business of the Company and its Subsidiaries has been conducted only in the ordinary course and no Material Adverse Effect on the Company has occurred; (ii) there has not been any modification, amendment, suspension, debarment or termination of any licenses, accreditations, certifications, or Medicare or Medicaid participation or enrollment, any modifications, amendments, suspensions or terminations of any coverage or coding determinations of any items or services furnished by the Company, its Subsidiaries or any affiliate of any of them; and (iii) the Company has not taken any action that would have been prohibited under Section 6.01(b) hereof, if such section applied to the period between September 30, 2001 and the date hereof.

         Section 4.09 LITIGATION. Except to the extent specifically disclosed with respect to a particular matter in the Company Disclosure Memorandum or in the Filed Company SEC Reports, there is no suit, claim, investigation, action or proceeding pending or, to the knowledge of the Company, overtly threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company (it being understood that this representation does not include any litigation of the nature described in paragraph (a) of ANNEX A), and, to the Company's knowledge, no facts exist which could reasonably be expected to give rise to any suit, claim, investigation, action or proceeding that, if asserted, could reasonably be expected to have such effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect on the Company.

         Section 4.10 COMPLIANCE WITH LAWS. Except as disclosed in the Company Disclosure Memorandum or in the Filed Company SEC Reports, the Company and its Subsidiaries have been, and are, in compliance in all material respects with all Laws applicable to their respective businesses or operations, including all Medicare, Medicaid and CHAMPUS provisions and Health Benefit Laws, and each Material Contract (as hereinafter defined) complies in all material respects with all applicable Laws. Since January 1, 1998, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding (i) any actual or possible material violation of, or material failure to comply with, any Law or (ii) any investigation, review or inquiry regarding any possible default or violation. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws (as hereinafter defined), Health Benefit Laws and those applicable to a Medicare or Medicaid provider or supplier or a preferred provider organization ("PPO") ("PERMITS"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as now conducted and as currently proposed to be conducted, except where the absence thereof has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company (provided that such exception shall not apply to Permits under Health Benefit Laws and those applicable to a Medicare or Medicaid provider or supplier or a
PPO). There has occurred no material default under, or material violation of, any such Permit, or, to the Company's knowledge, the need for any new or additional Permits the failure of which to obtain, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. The Merger, in and of itself, will not cause the revocation or cancellation of any such Permit that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, the term "HEALTH BENEFIT LAW" means all Laws relating to the licensure, certification, qualification or authority to transact business relating to the provision of, payment for or administration of health benefits and insurance, including ERISA (as hereinafter defined), the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accountability Act of 1996, and laws relating to the regulation of health maintenance organizations, workers compensation, managed care organizations, insurance, PPOs, point-of-service plans, certificates of need, third-party administrators, utilization review, coordination of benefits, reimbursement, Medicare and Medicaid coverage, participation in federal employee health benefit programs, healthcare fraud and abuse and patient referrals.

         Section 4.11 TAXES. (a) "TAXES" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, business, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the Internal Revenue Service (the "IRS") or any taxing authority (whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         (b) The Company and each of its Subsidiaries and each affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the

"CODE")) of which the Company or any of its Subsidiaries is or has been a member has timely filed all material Tax Returns which it has been required to file, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired, and all such Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries has paid (or has had paid on its behalf) all material Taxes which have become due and payable by it and has made adequate provision in reserves established in its financial statements and accounts for all Taxes which have accrued but are not yet due and payable.

         (c) No audits or other administrative proceedings or court proceedings are pending or, to the knowledge of the Company, threatened with respect to Taxes or Tax Returns of the Company or its Subsidiaries.

         (d) No deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of the assessment and collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The federal income Tax Returns of the Company have been examined and settled with the IRS (or the applicable statutes of limitations for the assessment of federal income Taxes for such period has expired) for all fiscal years through September 30, 1997.

         (e) None of the Company and its Subsidiaries is a party to any Tax allocation, Tax indemnity, Tax sharing or similar arrangement or agreement (whether or not in writing) other than between or among themselves.

         (f) None of the Company and its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal Tax Return (other than an affiliated group, the common parent of which is the Company).

         (g) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due.

         (h) Neither the Company nor any of its Subsidiaries has entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision or any similar provision of state, local or foreign Tax law.

         (i) The Company and its Subsidiaries have withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

         (j) No claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction.

         (k) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section

355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         Section 4.12 EMPLOYEE BENEFIT PLANS. (a) Section 4.12 of the Company Disclosure Memorandum lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date of this Agreement, was maintained, sponsored, contributed to, or otherwise provided or made, by the Company or any of its Subsidiaries for the benefit of, or with, any current or former employee, director or other personnel (or any dependents or beneficiaries of such individuals): (i) any "employee benefit plan," (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to the provisions of ERISA, (ii) any personnel policy and (iii) any employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, excess benefit, retirement, supplemental retirement, severance, vacation, holiday, dependent care, employee assistance, fringe benefit, cafeteria, medical, dental, vision, hospitalization, accident, disability, sick leave, death benefit, life, golden parachute, post-retirement or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "EMPLOYEE PLAN").

         (b) With respect to each Employee Plan, the Company has made available to Parent true and complete copies of (i) all written materials governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any amendments, trust agreements, insurance company contracts or summary plan descriptions) or, if there are no such written materials, a summary description of the Employee Plan; and (ii), WHERE APPLICABLE, (A) the last two annual reports (5500 series) filed with the IRS or the Department of Labor; (B) the most recent balance sheet and financial statement; (C) the most recent actuarial report, plan audit or valuation statement; and (D) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending.

         (c) Each Employee Plan has been maintained and administered in accordance with its terms and in all material respects in compliance with the provisions of applicable Law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements under ERISA and the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan with respect to all periods through the Effective Time shall have been made prior to the Closing (on a pro-rata basis where such payments are otherwise discretionary at year end) or accrued on the Company's financial statements in accordance with GAAP. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor or any other Governmental Entity, (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or to the knowledge of the Company overtly threatened, and
(iii) to the knowledge of the Company, no facts exist which could reasonably be expected to give rise to an action, suit, proceeding or claim which, if asserted, could reasonably be expected to result in a material liability or expense to the Company or any of its Subsidiaries or the assets of any plan.

         (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

         (e) With respect to each funded Employee Plan which is an "employee pension plan" (within the meaning of Section 3(2) of ERISA), (i) the Employee Plan has, since its inception, been a qualified plan under Section 401(a) of the Code, and its related trust has, since its inception, been exempt from federal income taxation under Section 501(a) of the Code, (ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could reasonably be expected to cause the loss of such status, and (iii) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code. Each Employee Plan intended to qualify under Section 401(a) of the Code has either obtained from the IRS a favorable determination, opinion, advisory or notification letter, as applicable, as to its qualified status pursuant to Revenue Procedures 99-23, 2000-25 and 2001-55, or has time remaining to apply pursuant to such Revenue Procedures for such a determination letter and to make any amendments necessary to obtain a favorable determination, or has established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer.

         (f) Neither the Company nor any ERISA Affiliate has ever maintained or been obligated to contribute to an employee pension plan (including, without limitation, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or any single employer pension plan which is subject to
Section 4063 or 4064 of ERISA) which is or was covered by Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred or could be reasonably expected to incur any direct or indirect liability under Title IV of ERISA. No "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been or could be reasonably expected to be incurred with respect to any Employee Plan, whether or not waived, and no excise or other taxes have been or could reasonably be expected to be incurred or are due and owing with respect to any Employee Plan because of any failure to comply with the minimum funding standards of ERISA or the Code. No security under Section 401(a)(29) of the Code has been or could be reasonably expected to be required. "ERISA AFFILIATE" means any Person (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under

Sections 414(b), 414(c), 414(m), or 414(o) of the Code, or which, together with the Company, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

         (g) The Company and its ERISA Affiliates have complied in all material respects with the provisions of Section 4980B of the Code with respect to any Employee Plan which is a "group health plan" (within the meaning of Section 5001(b)(1) of the Code). Neither the Company nor any of its Subsidiaries maintain or contribute to and are not otherwise obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services, except for ordinary administrative expenses and statutorily required benefits (for example, family medical leave). Each Employee Plan may be unilaterally terminated and/or amended by the Company at any time without material liability, damage or penalty to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plan or materially modify or change any existing Employee Plan that would affect any current or former officer, director or employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries have any unfunded liabilities under any "pension plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code.

         (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan. No amounts payable under any Employee Plan or otherwise will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         Section 4.13 ENVIRONMENTAL MATTERS. The Company and its Subsidiaries are in compliance in all material respects with applicable Environmental Laws, including, without limitation, holding all material permits and authorizations required pursuant to such laws for the ownership and operation of their business as currently conducted and compliance in all material respects with the terms thereof, and the Company has no knowledge of any facts or circumstances that would prevent, interfere with, or materially increase the cost of maintaining such compliance in the future. Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substance (as hereinafter defined) on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not require remediation pursuant to applicable Environmental Law, (ii) any knowledge of the presence of any Hazardous Substances that have been released into the environment on, under or at any of the Company's or any of its Subsidiaries' properties other than that which would not require remediation pursuant to applicable Environmental Law, or (iii) received any written notice (A) of any violation of any applicable Environmental Law that has not been resolved, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) requiring the response to or remediation of a release of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, (D) alleging non-compliance by the Company or any of its Subsidiaries with the terms of any permit required under any Environmental Law or (E) demanding payment for response to or remediation of a release of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties. There are no past or present facts or circumstances that could reasonably be expected to form the basis of any material Environmental Claim (as hereinafter defined) against the Company or any of its Subsidiaries or against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law. All material permits and other governmental authorizations currently held or required to be held by the Company and its Subsidiaries pursuant to any Environmental Laws are identified in Section 4.13 of the Company Disclosure Memorandum. The Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other material information that is in the possession of or reasonably available to the Company and its Subsidiaries regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws. For purposes of this Agreement, the term "ENVIRONMENTAL LAW" means all federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances as enacted and in effect on or prior to the date hereof; "HAZARDOUS SUBSTANCE" means any chemical, pollutant, contaminant, waste, petroleum or petroleum product and any material defined as toxic or hazardous or otherwise regulated under any applicable Environmental Law; and "ENVIRONMENTAL CLAIM" means any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Substance at any location whether or not owned or operated by the Company or any of its Subsidiaries, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

         Section 4.14       INTELLECTUAL PROPERTY. (a) For purposes of this
Section 4.14, "COMPANY INTELLECTUAL PROPERTY" means all the (i) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing, (ii) patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing), (iii) copyrights (including any registrations and applications for any of the foregoing), (iv) Software (as hereinafter defined) and (v) technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies (collectively, "TRADE SECRETS") held for use or used in the conduct of the Company's and each of its Subsidiaries' business as currently conducted or contemplated to be conducted. For purposes of this Section 4.14, "SOFTWARE" means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, and (iii) all documentation, including user manuals and training materials, relating to any of the foregoing and the content and information contained on any website. The Software, Trade Secrets related to the Software and the other Company Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries (collectively, the "MATERIAL COMPANY INTELLECTUAL PROPERTY") is subsisting, in full force and effect, has not been cancelled, expired or abandoned, and is valid and enforceable.

         (b) Section 4.14(b) of the Company Disclosure Memorandum sets forth a complete and accurate list of all of the following that are owned by the Company or any of its Subsidiaries: (i) patents and patent applications, (ii) trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications and material unregistered trademarks, tradenames and service marks, (iii) copyright registrations, copyright applications and material unregistered copyrights and
(iv) Software (other than readily-available commercial software having an acquisition price of less than $15,000).

         (c) Section 4.14(c) of the Company Disclosure Memorandum sets forth a complete and accurate list of all agreements (whether oral or written, and whether between the Company, any of its Subsidiaries and third parties or intercorporate) to which the Company or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Company Intellectual Property (other than licenses for readily available commercial software programs having an acquisition price of less than $15,000), or (ii) restricting the Company's or any of its Subsidiaries' rights to use any Company Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "LICENSE AGREEMENTS"). The License Agreements are valid and binding obligations of the Company, and, to the knowledge of the Company, all other parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice of lapse of time or both) a material default by any party under, any such License Agreement. Neither the Company nor any of its Subsidiaries have licensed or sublicensed its rights in any Company Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company or any of its Subsidiaries to any third parties for the use of or right to use any Company Intellectual Property except pursuant to the License Agreements.

         (d) The Company or one of its Subsidiaries owns or possesses adequate, valid and enforceable licenses or other rights to use, free and clear of all Liens and any third-party rights, all Material Company Intellectual Property.

         (e) The Company's and its Subsidiaries' ownership, licenses or rights in the Material Company Intellectual Property will not be affected by the consummation of the Offer or the Merger. The consummation of the Offer or the Merger will not result in the loss or impairment of the Company or any of its Subsidiaries' right to own, use or bring any action for the infringement of any of the Material Company Intellectual Property, nor will it require the consent of any Governmental Entity or third party in respect of any such Material Company Intellectual Property.

         (f) The conduct of the Company and any of its Subsidiaries' business as currently conducted or planned to be conducted does not conflict with or infringe on (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. There is no pending or, to the knowledge of the Company, overtly threatened claim, suit, arbitration or other adversarial proceeding before any Governmental Entity in any jurisdiction involving the Company Intellectual Property or alleging that the activities or the conduct of the Company's or any Company Subsidiary's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Company or any of its Subsidiaries' ownership, use, validity, enforceability or registrability of any Company Intellectual Property, except for claims, suits, arbitrations or proceedings that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Company's or any of its Subsidiaries' right to use any Company Intellectual Property, (ii) restrict the Company's or any of its Subsidiaries' businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Company Intellectual Property owned or controlled by the Company or any of its Subsidiaries.

         (g) To the knowledge of the Company, no third party is using misappropriating, infringing, diluting or violating any of the Company Intellectual Property, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any of its Subsidiaries.

         Section 4.15 TITLE AND CONDITION OF PROPERTIES. The Company and each of its Subsidiaries has good and marketable fee title to, or a valid leasehold interest in, all its respective properties and assets, free and clear of all Liens, except for (i) Liens disclosed in the Company Disclosure Memorandum or in the Filed Company SEC Reports, (ii) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby and (iii) Liens for current Taxes not yet due and payable. All of the improvements on real property and fixtures, machinery, equipment and other tangible personal property and assets owned or used by the Company are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries has complied in all respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

         Section 4.16 INSURANCE. Section 4.16 of the Company Disclosure Memorandum sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the amount of coverage provided thereunder) maintained by the Company and its Subsidiaries, which policies have been issued by issuers that, to the Company's knowledge, are reputable and financially sound. The Company and its Subsidiaries have in place valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are, in the Company's judgment, reasonable in the context of the businesses and operations engaged in by the Company and its Subsidiaries. The Company has paid all premiums due under such policies and is not in default in any material respect with respect to its obligations under any such policies.

         Section 4.17 MATERIAL CONTRACTS. (a) Section 4.17 of the Company Disclosure Memorandum sets forth a list of all Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all written, and true, correct and complete summaries of all oral, contracts, commitments and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its Subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, including, without limitation, to the extent any of the following are material to the business, properties or assets of the Company and its Subsidiaries taken as a whole, all: (i) employment, severance, product design or development, personal services, consulting, management, non-competition or indemnification contracts (including, without limitation, any contract to which the Company or any of its Subsidiaries is a party involving employees of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since September 30, 2001 (other than agreements relating to the sale of inventory or the performance of services in the ordinary course); (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing, indebtedness for borrowed money by the Company or any of its Subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) guaranty or security agreements in which the Company or a Subsidiary is a guarantor, co-signor or possessor of a security interest related to any loan or credit agreement; (ix) agreements that purport to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business; (x) contracts or agreements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the SEC on the date hereof; (xi) contracts, licenses, assignments or other agreements pursuant to which the Company or any of its Subsidiaries acquired or licensed, granted or otherwise disposed of rights in the Company

Intellectual Property; (xii) all contracts which have annual expenditures or payment obligations in excess of $25,000 or which have a value greater than $50,000 per year and are not terminable without penalty upon sixty (60) calendar days' notice, including information systems or data processing agreements, employment contracts, medical services agreements, management agreements, medical equipment service or maintenance contracts, medical equipment leases, or purchase contracts and new construction, improvements, repair or maintenance contracts; (xiii) all contracts with current or former directors or officers (or family members of such directors or officers) of the Company or any of its affiliates (other than employment contracts); (xiv) all agreements with healthcare providers (other than agreements (treating for this purpose all agreements with a healthcare provider and its affiliates as one agreement) pursuant to which the Company and its Subsidiaries (A) paid or received less than $25,000 in the aggregate during the year ended September 30, 2001, or (B) expect to pay or receive less than $25,000 in the aggregate during the year ended September 30, 2002); (xv) all contracts with physicians, physicians' immediate family members or physician entities (including all entities owned directly or indirectly by physicians or their family members), including physician guarantees or recruitment agreements, physician services, equipment or facilities agreements and physician space or equipment lease agreements; (xvi) marketing and advertising agreements;
(xvii) all contracts to which the Company, any Subsidiary or any of their affiliates is a party for any professional non-physician services, such as laboratories, x-ray technicians and respiratory therapists; (xviii) all ground leases under which the Company, any Subsidiary or any of their affiliates is the tenant; (xix) all other ground or space leases that involve more than 1,000 square feet of net rentable area; (xx) all equipment leases;
(xxi) all contracts (including participation agreements) with Governmental Entities, including CHAMPUS, Medicare and Medicaid, and managed care organizations (other than agreements (treating for this purpose all agreements with a healthcare provider and its affiliates as one agreement) pursuant to which the Company and its Subsidiaries (A) paid or received less than $25,000 in the aggregate during the year ended September 30, 2001, or
(B) expect to pay or receive less than $25,000 in the aggregate during the year ended September 30, 2002); (xxii) contracts with any physician or physician entity, any of the benefits of which are contingent, or the terms of which are affected or altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature contemplated by this Agreement or otherwise do not comply with the federal Stark Law (42 U.S.C.
Section 1395nn); (xxiii) contracts with a potential referral source to the Company or any Subsidiary, including, but not limited to, service contracts for marketing and advertising, that do not comply with a safe harbor to the federal Anti-Kickback Statute (42 U.S.C. Sections 1320a-7b(b)); and (xxiv) written or oral contracts, commitments and agreements to enter into any of the foregoing (collectively, the "MATERIAL CONTRACTS"). The Company has provided to Parent each form of agreement it uses with healthcare providers and managed care organizations.

         (b) Each of the Material Contracts constitutes a valid and legally binding obligation of the Company or one or more of its Subsidiaries, and to the knowledge of the Company, of the other party or parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. There is no material default under any Material Contract either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or, to the Company's knowledge, any other party. The Company has not received any notice from any other party to any such Material Contract, and otherwise has no knowledge that such third party intends to terminate, or not renew, any such Material Contract.

         (c) No party to any such Material Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or default thereunder. No party to any such Material Contract has provided notice orally or in writing, or, to the Company's knowledge, otherwise overtly threatened, that it has taken or intends to take the position that any provision within such Material Contract or the contract itself is in violation of any federal or state Law.

         Section 4.18 EMPLOYMENT MATTERS. (a) Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement, and no employees of the Company or any of its Subsidiaries are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, overtly threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to the knowledge of the Company, there have been no organization activities involving the Company or any of its Subsidiaries in respect of any group of employees of the Company or any of its Subsidiaries.

         (b) The Company and its Subsidiaries have good labor relations, and there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations, material grievances or other material labor disputes pending or, to the knowledge of the Company, overtly threatened against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company.

         (c) There are no complaints, charges, or claims against the Company or its Subsidiaries pending or, to the knowledge of the Company, overtly threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or its Subsidiaries that, if individually or collectively resolved against the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company.

         (d) Each of the Company and its Subsidiaries is in material compliance with all Laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation, and the collection and payment of withholding and/or social security Taxes and any similar Tax, and are not engaged in any material unfair labor practice. Neither the Company nor any of its Subsidiaries has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

         (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of the Company or its Subsidiaries within the six months prior to the Closing.

         Section 4.19 FINDERS' FEES. No broker, investment banker, financial advisor or other Person, other than Houlihan Lokey, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

         Section 4.20 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of Houlihan Lokey, dated February 7, 2002, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view and such opinion has not been withdrawn or modified by Houlihan Lokey. A copy of such opinion has been delivered to Parent and Purchaser. The Company has been authorized by Houlihan Lokey to permit the inclusion of such opinion in its entirety in the Offer Documents and the Schedule 14D-9 and the Proxy Statement, so long as such inclusion is in form and substance reasonably satisfactory to Houlihan Lokey and its independent counsel.

         Section 4.21 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the transactions contemplated by this Agreement unless the Merger may be consummated in accordance with
Section 253 of the DGCL, in which case no such consent of the Company's stockholders is required.

         Section 4.22 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls.

         Section 4.23 CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Subsidiaries nor (to the knowledge of the Company) any director, officer, agent or employee of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or for the purpose of securing patient referrals or other business for the Company or a Subsidiary, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

         Section 4.24 INTERESTS OF OFFICERS AND DIRECTORS. Except as described in the Filed Company SEC Reports, none of the Company's or its Subsidiaries' officers or directors has any material direct or indirect interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or that of its Subsidiaries, or any supplier, distributor or customer of the Company or any of its Subsidiaries.

         Section 4.25 PROVIDER/SUPPLIER STATUS. (a) Each of the Company and its Subsidiaries that is a healthcare provider and that participates in the Medicare, Medicaid and CHAMPUS programs has a valid provider/supplier agreement with respect to each such program and is in substantial compliance with the conditions of participation of such programs. All claims and cost reports (if any) prepared and delivered by the Company or any Subsidiary during the last six years to Medicare, Medicaid or any other federal or state agencies funding the provision of healthcare services have been prepared in all material respects in accordance with the rules and regulations pertaining thereto and timely filed.

         (b) Neither the Company nor any of its Subsidiaries has received notice from any Governmental Entity that enforces the statutory or regulatory provisions in respect of either the Medicare or Medicaid programs of any pending or threatened investigations or surveys, and the Company has no reason to believe that any such investigations or surveys are pending, threatened or imminent. The Company and each Subsidiary has all contracts, including provider/supplier contracts, necessary to conduct its business within the jurisdiction where it is located and to receive federal or state payments with respect to its qualified patients. There is no claim pending or, to the knowledge of the Company, threatened involving any such provider/supplier contract or other contract.

         (c) Each of the Company and its Subsidiaries that is a provider or supplier of healthcare services holds (i) all necessary certifications and/or accreditations from an appropriate certifying or accrediting body, which are current and valid and (ii) valid and current license(s) issued by the states in which the Company or the Subsidiary is located and in which the Company or the Subsidiary conducts business, as necessary. The consummation of the Transactions will not cause the revocation or cancellation of any such certificates, accreditations or licenses.

         Section 4.26 MEDICARE SECONDARY PAYOR. All actions taken or failed to have been taken by the Company and its Subsidiaries in connection with its PPO have been taken or omitted in complete compliance with the Medicare secondary payor rules and all applicable federal Laws, as supplemented by the regulations of the Department of Health and Human Services ("SECONDARY PAYOR RULES"); and no healthcare plan administered by the Company or any Subsidiary has any liability of any nature (including, but not limited to, any liability under the

Code, the Social Security Act and the Age Discrimination in Employment Act) to the United States of America or to any other Person with respect to the Secondary Payor Rules.

         Section 4.27 OVERPAYMENTS. There are no outstanding overpayments, reported or unreported, to the Company or any Subsidiary, or demands or notices thereof, by any third-party payors, including, but not limited to, Medicare, Medicaid, CHAMPUS and managed care plans.

         Section 4.28 SETTLEMENT AGREEMENTS. (a) Section 4.28 of the Company Disclosure Memorandum sets forth each settlement agreement including, but not limited to, any agreements by the Company to refund any amounts paid by a Governmental Entity, or for the Company to pay fines or penalties to any Governmental Entity, entered into by the Company or one or more of its Subsidiaries with a Governmental Entity and all other agreements related thereto (collectively, the "SETTLEMENT AGREEMENTS"). The Company has made available to Parent true and correct copies of each Settlement Agreement. No term or provision of this Agreement will violate or alter the terms of any Settlement Agreement or give any Governmental Entity the right to demand changes to the terms of any Settlement Agreement. Each Settlement Agreement is in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in violation of, nor is there any valid basis for any claim or default under or violation of, such Settlement Agreement.

         (b) The Corporate Integrity Agreement, dated October 10, 2001, between Raytel Cardiac Services, Inc., a Subsidiary of the Company, and the United States Department of Health and Human Services (the "CIA"), a true and complete copy of which has been delivered to Parent, is in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in violation of, nor is there any basis for any claim or default under or violation of, the CIA.

         Section 4.29 RIGHTS AGREEMENT. The Company has taken all action which may be necessary under the Rights Agreement, dated as of August 14, 1998, between the Company and BankBoston, N.A., as rights agent (the "RIGHTS AGREEMENT") to ensure that (a) a "Distribution Date" and a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) will not occur, and none of Parent, Purchaser or any of their "Affiliates" or "Associates" will be deemed to be an "Acquiring Person" (in each case as defined in the Rights Agreement), by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and (b) the Rights will expire immediately prior to the Effective Time.

         Section 4.30 FULL DISCLOSURE. The representations and warranties made by the Company in this Agreement, when taken as a whole, do not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                  Parent and Purchaser, jointly and severally, represent and warrant to the Company that:

         Section 5.01 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

         Section 5.02 CORPORATE AUTHORIZATION. Each of Parent and Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Parent and/or Purchaser, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed and delivered by Parent and Purchaser and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity.

         Section 5.03 GOVERNMENTAL AUTHORIZATION. No consent, approval, notice to, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Purchaser or any other Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated by this Agreement, except for (a) the filing with the SEC of (i) the Offer Documents and (ii) such reports and other filings under the Exchange Act or applicable rules and regulations of the Switzerland stock market as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (b) the filing of the certificate of merger with the Delaware Secretary of State, (c) the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its "affiliates" or "associates" (as each such term is defined in Section 203 of the DGCL) was, prior to the execution of this Agreement, an "interested stockholder" (as such term is defined in Section 203 of the DGCL) of the Company or owns any Shares.

         Section 5.04 NON-CONTRAVENTION. The execution and delivery of this Agreement by Parent and Purchaser do not and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby will not (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or Purchaser, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in any violation or breach of any provision of any Law, regulation, judgment, injunction, order or decree or (c) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Purchaser is entitled under any provision of any agreement or other instrument binding upon Parent or Purchaser, except, in the case of clauses (b) and (c), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         Section 5.05 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9, the Information Statement or the Proxy Statement will, in the case of the Offer Documents, the
Schedule 14D-9 and the Information Statement, at the respective times such documents are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         Section 5.06 LITIGATION. There is no suit, claim, investigation, action or proceeding pending or, to the knowledge of the Parent, overtly threatened in writing against or affecting the Parent, any Subsidiary of Parent or Purchaser that would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Parent or Purchaser from performing its obligations hereunder (it being understood that this representation shall not include any litigation of the nature described in paragraph (a) of ANNEX A), and, to Parent's knowledge, no facts exist which could reasonably be expected to give rise to any suit, claim, investigation, action or proceeding that, if asserted, could reasonably be expected to have such effect. There is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or Purchaser or any of their Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

         Section 5.07 FINANCING. Parent and Purchaser collectively have (and hereby agree that they shall continue to have through the Effective Time) all funds from their cash and cash equivalents or borrowings currently available under their existing credit facilities necessary to purchase all outstanding Shares (on a fully diluted basis) pursuant to the Offer and the Merger, to perform their obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

         Section 5.08 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Parent or Purchaser who is entitled to any fee or commission from the Parent or Purchaser in connection with the transactions contemplated by this Agreement except for CIBC World Markets Corp., financial advisor to Parent, the fees and expenses of which shall be paid by Parent.

         Section 5.09 PURCHASER'S OPERATION. Purchaser was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby nor will it have done so prior to the consummation of the Offer.

         Section 5.10 FULL DISCLOSURE. The representations and warranties made by the Parent in this Agreement, when taken as a whole, do not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6
                                    COVENANTS

         Section 6.01 CONDUCT OF BUSINESS BY THE COMPANY. (a) From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable best efforts to preserve intact its business organization, goodwill and relationships with third parties and to keep available the services of its officers and employees and maintain existing relations with customers, suppliers, officers, employees, creditors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

         (b) Except with the prior written consent of Parent or as contemplated or permitted by this Agreement or as expressly set forth in the Company Disclosure Memorandum, from the date hereof until the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to:

                  (i) make, declare, set aside or pay any dividend or other distribution with respect to any shares of its capital stock, other than dividends and other distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

                  (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (iii) directly or indirectly repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, other than as may be required under the terms of any written Option or Option Plan existing on the date hereof and disclosed in Section 6.01(b)(iii) of the Company Disclosure Memorandum;

                  (iv) issue, deliver or sell any shares of any class or series of its capital stock (including Company Common Stock), other than the issuance of Company Common Stock (and associated rights under the Rights Agreement) upon the exercise of Options outstanding on the date of this Agreement, or any securities convertible into or exercisable or exchangeable for shares of any class or series of its capital stock (including Company Common Stock, or any rights, warrants or options to acquire any shares of Company Common Stock);

                  (v) adopt or implement any amendment to its certificate of incorporation or bylaws or other comparable organizational documents or amend the terms of its outstanding securities;

                  (vi) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets for a consideration exceeding $25,000 in any such case, except purchases of inventory in the ordinary course of business consistent with past practice and capital expenditures permitted by clause (viii) of this Section 6.01(b) and except that Parent agrees to not unreasonably withhold or delay consent, if requested, for the acquisition or agreement to acquire assets for a consideration exceeding $25,000 but less than $100,000; provided that Parent shall not be required to consent to any asset acquisition to the extent the total amount of assets acquired between the date hereof and the Closing Date (other than purchases of inventory in the ordinary course of business consistent with past practice and capital expenditures permitted by clause (viii) of this
          Section 6.01(b)) exceeds $250,000;

                  (vii) transfer, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of assets for consideration not exceeding $25,000 in any such case and $50,000 in the aggregate and except for sales of inventory in the ordinary course;

                  (viii) except for the items currently contracted for by the Company and the items contemplated by the Company's capital expenditure budget made available to Parent and the items disclosed in
          Section 6.01(b)(viii) of the Company Disclosure Memorandum, make or agree to make any new capital expenditure or expenditures;

                  (ix) incur any indebtedness for borrowed money (except for borrowings under its credit facility in effect on the date hereof for working capital purposes and except for intercompany indebtedness), assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to any direct or indirect wholly-owned Subsidiary;

                  (x) enter into or adopt any new, or amend or renew any existing, Employee Plan or any collective bargaining agreement, other than as required by Law;

                  (xi) except to the extent required by the terms of written employment agreements as in effect on the date of this Agreement, increase the compensation payable to or to become payable to, or severance, pension or other fringe benefits or perquisites to its present or former directors, employees, officers or consultants, except for increases already committed to and set forth in Section 6.01(b)(xi) of the Company Disclosure Memorandum;

                  (xii) enter into any contracts of employment (other than contracts terminable by the Company without liability immediately following the Closing) or any severance, retention or similar agreement;

                  (xiii) pay, agree to pay or award any employee bonuses except in accordance with plans or agreements existing on the date hereof and listed in Section 6.01(b)(xiii) of the Company Disclosure Memorandum, or forgive any officer or employee loan;

                  (xiv) adopt any change in its accounting policies, procedures or practices, other than as required by the SEC, changes in GAAP or applicable Law, or accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice or as otherwise required by GAAP;

                  (xv) (A) make any Tax election, (B) settle or compromise any material income Tax liability, (C) change any annual Tax accounting period or method of Tax accounting in any material respect, (D) file any amended Tax Return, (E) enter into any closing agreement relating to any material Tax, or (F) surrender any right to claim a material Tax refund or to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

                  (xvi) pay, discharge, settle or satisfy any claims, litigation, arbitration, liabilities or other controversies (absolute, accrued, asserted or unasserted, contingent or otherwise), including the payment, discharge, settlement or satisfaction of any claims, litigation, arbitration, liabilities or controversies of any nature relating to the Transactions contemplated hereby, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Filed Company SEC Reports or incurred in the ordinary course of business consistent with past practice provided that no such payment, discharge, settlement or satisfaction (A) is for an amount greater than the amount reserved for on the Company's books or (B) imposes non-monetary conditions that could reasonably be expected to adversely affect the conduct of the business of the Company and its Subsidiaries as currently conducted, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party;

                  (xvii) cancel or terminate any insurance policy naming the Company or any Subsidiary as a beneficiary or loss payable payee, except policies providing coverage for losses not in excess of $100,000, or materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (xviii) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by generally accepted accounting principles;

                  (xix) (i) enter into any contract or agreement, other than in the ordinary and usual course of business consistent with past practice, or amend in any material respect any of the Material Contracts; (ii) enter into any contract, agreement, commitment or arrangement providing for, or amend any contract, agreement, commitment or arrangement to provide for, the taking of any action that would be prohibited hereunder or (iii) enter into any settlement or similar agreement with any Governmental Entity, or amend in any respect any Settlement Agreement or the CIA;

                  (xx) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (xxi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                  (xxii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

                  (xxiii) waive, amend or otherwise alter the Rights Agreement except as contemplated by this Agreement, or redeem the rights issued thereunder; or

                  (xxiv) enter into, or agree or commit to enter into, any agreement, contract, commitment or arrangement that if completed would be in contravention of any of the foregoing.

         Section 6.02 OTHER ACTIONS. The Company, Parent and Purchaser shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of their respective representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect in any respect, any of such representations and warranties that are not so qualified becoming untrue or incorrect in any material respect or any of the conditions to the Offer set forth in ANNEX A or to the Merger set forth in Article 7 not being satisfied (subject to the Company's right to take action specifically permitted by Section 6.05).

         Section 6.03 STOCKHOLDER MEETING; PROXY MATERIAL; MERGER WITHOUT STOCKHOLDER MEETING. (a) If required by applicable Law to consummate the Merger, the Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable following the date on which the Purchaser completes the purchase of the shares of Company Common Stock pursuant to the Offer (the "OFFER COMPLETION DATE"), for the purpose of voting on the approval and adoption of this Agreement and the Merger. At the Company Stockholder Meeting, Parent shall cause all of the shares of Company Common Stock then actually or beneficially owned by Parent, Purchaser or any of their Subsidiaries to be voted in favor of the Merger. Notwithstanding the foregoing, if Purchaser or any other subsidiary of Parent shall acquire at least ninety percent (90%) of the outstanding shares of Company Common Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the Offer Completion Date without a Company Stockholder Meeting in accordance with
Section 253 of the DGCL.

         (b) The Company will, if required and at Parent's request, as soon as practicable following the Offer Completion Date, prepare and file a preliminary Proxy Statement with the SEC and will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto, prior to their being filed with the SEC. Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The

Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

         Section 6.04 ACCESS TO INFORMATION. (a) From the date hereof until the Effective Time and subject to applicable Law the Company shall and shall cause its Subsidiaries to (i) give Parent and its authorized representatives, including its counsel, financial advisors, auditors and other authorized representatives access, upon reasonable notice at reasonable times, to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish Parent, its officers, employees, counsel, financial advisors, auditors and other authorized representatives with such financial and operating data and other information as such Persons may reasonably request and
(iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries; provided that no investigation pursuant to this Section 6.04(a) shall affect any representation or warranty given by the Company to Parent and Purchaser hereunder.

         (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Purchaser (i) within five Business Days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to the Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of clause (ii)), shall be in accordance with the books and records of the Company.

         (c) Except as required by Law (but subject to the limitations on such exception provided in the Confidentiality Agreement), Parent and Purchaser will hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, agents and affiliates to hold in confidence all documents and information concerning the Company or any of its Subsidiaries furnished to Parent or its affiliates in connection with the transactions contemplated by this Agreement in accordance with the terms of the letter agreement dated November 29, 2001 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").

         Section 6.05 NO SOLICITATION; OTHER OFFERS. (a) The Company shall not, and shall not permit any of its Subsidiaries to, and shall cause its officers, directors and employees, and any investment bankers, consultants, financial advisors, accountants, agents or other representatives retained by it or any of its Subsidiaries not to, solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or engage in discussions or negotiations or furnish to any Person any information with respect to an Acquisition Proposal or knowingly facilitate any effort or attempt to make an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company's representatives, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of the Company or otherwise, shall be deemed a breach of this Agreement by the Company. The Company shall, and shall cause its Subsidiaries and the officers, directors, employees or any investment bankers, attorneys, consultants, financial advisors, agents or other representatives of the Company and its

Subsidiaries to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company and its Subsidiaries in the possession of such Persons and their affiliates, representatives and advisors. Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure to the Company's stockholders that, in the good faith judgment of the majority of the members of the Company Board, upon recommendation of the Special Committee after consultation with and advice from its outside legal counsel, is required by applicable Law.

         (b) Notwithstanding the first sentence of Sections 6.05(a), prior to the time of acceptance of Shares pursuant to the Offer and subject to the provisions of this Section 6.05(b) and Section 6.05(c), the Company may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person to acquire in any manner at least fifty percent of the Shares outstanding or fifty percent of the consolidated assets of the Company if (i) a majority of the Company Board determines in good faith, upon the recommendation of the Special Committee after the Special Committee has received the advice of Houlihan Lokey or another nationally recognized financial advisor, that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal (as hereinafter defined) and, after consultation with and advice from outside legal counsel, that the failure to take such action would cause the Company Board to breach its fiduciary duties under applicable Law, and (ii) such Person executes a confidentiality agreement in a form no less favorable to the Company than the Confidentiality Agreement. Prior to providing any information to or entering into discussions or negotiations with any Person in connection with an Acquisition Proposal by such Person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such Person which has not previously been provided or made available to Parent. The Company shall not waive any standstill or confidentiality provisions contained in agreements to which the Company is a party or to which the Company is subject unless the Company Board determines in good faith, upon the recommendation of the Special Committee after consultation by the Special Committee with and advice from its outside legal counsel, that the failure to take such action would cause the Company Board to breach its fiduciary duties under applicable Law.

         (c)      Except as permitted by the second sentence of this
Section 6.05(c), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, its recommendation to its stockholders referred to in Section
1.02 hereof, or take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of the Offer and the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement, commitment or similar agreement related to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance of the Shares for payment pursuant to the Offer, the Company Board shall be permitted (i) not to recommend to its stockholders acceptance of the Offer and/or approval and adoption of this Agreement and the Merger, (ii) to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders referred to in Section 1.02 hereof, (iii) to approve or recommend any Superior Proposal or (iv) to terminate this Agreement in accordance with Section 8.01(c)(ii) hereof and in connection therewith enter into an agreement with respect to such Superior Proposal, but only if in each case (x) the Company has received an Acquisition Proposal which the Company Board determines in good faith, upon the recommendation of a nationally recognized financial advisor, constitutes a Superior Proposal, (y) the Company Board determines in good faith, upon the recommendation of the Special Committee after consultation by the Special Committee with and advice from its outside legal counsel, that the failure to take such action would cause the Company Board to breach its fiduciary duties under applicable Law and (z) after five Business Days have elapsed following the Company's delivery to Parent of written notice advising Parent that the Company Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal and identifying the Person making the Superior Proposal; provided, however, that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall terminate this Agreement in accordance with Section 8.01(c)(ii).

         (d)      For purposes of this Agreement:

                  (i) "ACQUISITION PROPOSAL" means any bona fide offer, inquiry or proposal for (i) a merger, reorganization, consolidation, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries, (ii) any proposal or tender offer or exchange offer to acquire, directly or indirectly, any securities of the Company or the filing of a registration statement under the Securities Act in connection therewith or (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 50% of the assets of the Company and its Subsidiaries taken as a whole, other than the Offer and the Merger contemplated by this Agreement; and

                  (ii) "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal, which was not solicited by the Company or any affiliate, representative or agent of the Company and which does not include any financing condition, with respect to which the Company Board determines in good faith (upon the recommendation of the Special Committee after the Special Committee has received the advice of Houlihan Lokey or another nationally recognized financial advisor and taking into account all the terms and conditions of the Acquisition Proposal, which terms and conditions shall include all legal, financial and regulatory aspects of the proposal, the Person making such Acquisition Proposal, and the strategic benefits to be derived from the Offer and the Merger and the long-term prospects of the Company and its Subsidiaries) is more favorable to the Company's stockholders (in their capacities as stockholders) from a financial point of view than the Offer and Merger.

         Section 6.06 BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all material consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement or the other transactions contemplated by this Agreement, use their commercially reasonable best efforts to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other transactions contemplated by this Agreement.

         (b) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in
Section 6.06(a), if any administrative or judicial action or proceeding, including any proceeding by a Governmental Entity or a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law, each of the parties shall cooperate in all respects with each other and use its respective commercially reasonable best efforts in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

        (c) Parent and Purchaser, on the one hand, and the Company, on the other hand, each hereby agrees promptly to provide such information necessary to the preparation of the Schedule 14D-9 and the Offer Documents, respectively, which the respective party responsible therefor shall reasonably request.

         (d) Notwithstanding anything to the contrary in Section 6.06(a) or (b), (i) neither Parent nor any of its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, (ii) neither Parent nor any of its Subsidiaries shall be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Parent, (iii) neither the Company nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Surviving Corporation or, prior to the Closing, the Company, (iv) no party shall be required to agree to the imposition of or to comply with, any condition, obligation or restriction on Parent or any of its Subsidiaries or on the Surviving Corporation or any of its Subsidiaries of the type referred to in subclause (vi) or (vii) of clause (a) of ANNEX A, and (v) neither Parent nor Purchaser shall be required to waive any of the conditions to the Offer set forth in ANNEX A and none of the Parent, Purchaser or the Company shall be required to waive any of the conditions to the Merger set forth in Article 7.

         (e) Each of the Company and Parent shall promptly notify the other of:

                  (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect at or prior to the Effective Time;

                  (ii) the failure by it to perform, or comply with, in any material respect, any of its obligations, covenants, or agreements contained in this Agreement, which failure, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on it;

                  (iii) the Company obtaining knowledge of a material breach by Parent, or Parent obtaining knowledge of a material breach by the Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (i) or (ii) above;

                  (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, except to the extent such notice requirement is expressly disclosed in the Company Disclosure Memorandum;

                  (v) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (vi) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement; or

                  (vii) the occurrence of any other event which would reasonably be likely to have a Material Adverse Effect on the Company or cause any condition set forth in ANNEX A hereto to be unsatisfied in any material respect at any time prior to consummation of the Offer;

provided, however, that the delivery of any notice pursuant to this Section 6.06(e) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.07 INDEMNIFICATION AND INSURANCE. (a) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company and its wholly-owned Subsidiaries (the "INDEMNIFIED PARTIES") in respect of claims made within six years following the Effective Time for acts or omissions occurring on or prior to the Effective Time to the extent provided in the Company's certificate of incorporation, bylaws and indemnity agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. Parent and the Company agree that in the event any claim or claims are asserted or made within the six-year period contemplated by this Section, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. The certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified in any manner adverse to persons who, as of the date hereof, are Indemnified Parties, without the prior written consent of any such persons, for a period of six years from and after the Effective Time and shall contain indemnification and exculpation provisions which are no less favorable to the Indemnified Parties than those provisions contained in the Company's certificate of incorporation and bylaws as in effect immediately prior to the date of this Agreement. Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to the Indemnified Party.

         (b) For six years after the Effective Time, Parent shall maintain, or cause the Surviving Corporation to maintain, with respect to matters occurring prior to the Effective Time, policies of directors and officers' liability insurance comparable to those currently maintained by the Company for the benefit of persons currently covered by the Company's directors' and officers' liability insurance policies (except to the extent any provisions in such insurance are no longer generally available in the market); provided that in no event shall the Surviving Corporation be required in order to maintain such directors' and officers' liability insurance policies to expend in any one year an amount in excess of 200% of the aggregate annual premiums currently paid by the Company for such insurance (which annual premium the Company represents is $109,000); provided further that, if the annual premium costs necessary to maintain such insurance coverage exceed such amount, the Surviving Corporation shall only be obligated to obtain as much coverage as can be obtained for an annual premium equal to the foregoing amount and provided further that notwithstanding the foregoing, Parent may satisfy its obligations under this Section 6.07(b) by purchasing a "tail" policy under Company's existing directors' and officers' insurance policy that (i) has an effective term of six years from the Effective Time, (ii) covers the Indemnified Parties covered by the Company's directors' and officers' insurance policy in effect on the date hereof for actions and omissions occurring on or prior to the Effective Time and (iii) contains terms and conditions (including without limitation coverage amounts) that are at least as favorable in the aggregate as the terms and conditions of the Company's directors' and officers' insurance policy in effect on the date hereof.

         (c) This Section 6.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.07.

         Section 6.08 CONTINUATION OF BENEFITS. (a) For at least one year from and after the Effective Time, the Surviving Corporation will provide benefits (other than equity-based compensation), including health and welfare benefits, to employees of the Company and its Subsidiaries who continue their employment after the Effective Time (each, a "CONTINUING EMPLOYEE") which are generally not less favorable in the aggregate to such continuing Employee than the benefits being provided to such Continuing Employee immediately prior to the Effective Time. The Surviving Corporation will recognize the service of each Continuing Employee through the Effective Time as if such service had been performed with the Surviving Corporation for purposes of eligibility and vesting under the Surviving Corporation's benefit plans.

         (b) Without limiting any other provision of this Agreement, the Surviving Corporation agrees to cause to be honored in accordance with their terms the severance obligations of the Company arising under the bonus arrangements identified in Section 4.08(g) of the Company Disclosure Memorandum and the agreements identified in Section 4.17 of the Company Disclosure Memorandum as a direct or indirect result of the transactions contemplated by this Agreement (either alone or in combination with any other event). The parties acknowledge and agree that the transactions contemplated by this Agreement constitute a "change in control" for all purposes under such agreements and bonus arrangements.

         Section 6.09 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or making any public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange or Nasdaq or the SWX rules, will not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be press release acceptable to Parent and the Company.

         Section 6.10 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER

         Section 7.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver of the following conditions at or prior to the Effective Time:

         (a) Purchaser shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares validly tendered and not withdrawn pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

         (b) if required by applicable Law, this Agreement shall have been approved and adopted by the required vote of the stockholders of the Company in accordance with the DGCL; and

         (c) no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or makes the consummation of the Merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.01 TERMINATION. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

         (a) by mutual written consent of Parent, Purchaser and the Company;

         (b)      by either the Company or Parent:

                  (i) if any court of competent jurisdiction or other Governmental Entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable best efforts, subject to Section 6.06 hereof, to lift) restraining, enjoining, prohibiting or otherwise making illegal, the acceptance for payment of, or payment for Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (ii) if (x) the Offer shall have expired or been terminated or withdrawn by Parent and Purchaser without any Shares being purchased pursuant thereto or (y) Parent or Purchaser shall not have accepted for payment all Shares tendered pursuant to the Offer by May 8, 2002, provided that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Purchaser to purchase the Shares pursuant to the Offer on or prior to such date;

         (c)      by the Company:

                  (i) if Parent and/or Purchaser fails to commence the Offer as provided in Section 1.01 hereof; provided that the Company may not terminate this Agreement pursuant to this Section 8.01(c)(i) if the Company is at such time in breach in any material respect of its obligations under this Agreement;

                  (ii) in connection with entering into a definitive agreement with respect to a Superior Proposal, as permitted by the second sentence of Section 6.05(c), if (w) the Company provides written notice to Parent and Purchaser of the material terms and conditions of the Acquisition Proposal which the Company Board determines in good faith, upon the recommendation of the Special Committee after consultation by the Special Committee with and advice from Houlihan Lokey or another nationally recognized financial advisor and its outside legal counsel, constitutes a Superior Proposal, attaching the most current version of such Acquisition Proposal with respect thereto and identifying the Person making such Acquisition Proposal, (x) after five Business Days immediately following delivery of such written notice, the Company Board reasonably determines, upon the recommendation of the Special Committee based upon the advice of Houlihan Lokey or another nationally recognized financial advisor, that any proposal made by Parent and Purchaser in writing with respect to the Offer, within such time period, supplementing the terms and conditions of the Offer, is not at least as favorable to the Company and the Company's stockholders as the terms and conditions of such Acquisition Proposal specified in (w) above, (y) the Company pays the Termination Fee and Expenses in accordance with Section 8.03(b) concurrently with entering into a definitive agreement with respect to a Superior Proposal and
          (z) each party to such Superior Proposal delivers a written acknowledgement to Parent that waives any right it may have to contest the validity or enforceability of any of the terms and conditions of this Agreement; or

                  (iii) if Parent or Purchaser shall have made a material misrepresentation or have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent or Purchaser, as applicable;

         (d)      by Parent:

                  (i) if, due to an occurrence, not resulting from a breach by Parent or Purchaser of their obligations hereunder, which makes it impossible to satisfy any one or more of the conditions set forth in ANNEX A hereto, Parent or Purchaser shall have failed to commence the Offer on or prior to ten Business Days following the date of the initial public announcement of the Offer;

                  (ii) if, prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph
          (d) or (e) of ANNEX A hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company;

                  (iii) if, whether or not permitted to do so, (A) the Company Board shall have withdrawn or modified in a manner adverse to Parent or Purchaser (or shall have failed, at the request of Parent, to reaffirm) its approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Acquisition Proposal or
          (B) the Company shall have entered into any agreement with respect to any Acquisition Proposal (other than a confidentiality, standstill or non-solicitation agreement permitted by Section 6.05(b)), including a Superior Proposal entered into in accordance with the second sentence of Section 6.05(c) of this Agreement; or

                  (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated in a public manner to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected in a manner that becomes publicly disclosed such proposal within the earlier of (A) ten Business Days after the Acquisition Proposal first becomes publicly disclosed or (B) three Business Days prior to the Expiration Date.

         Section 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Purchaser or the Company, other than the provisions of Section 6.04(c), this Section 8.02, Section 8.03, and
Article 9 and except to the extent that such termination results from fraud or from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         Section 8.03 FEES AND EXPENSES. (a) Except as otherwise provided herein, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

         (b) If (x)(A) the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(ii), (B) prior thereto there shall have been publicly announced another Acquisition Proposal, (C) the Company, within 12 months following such termination, announces its intention to enter into an agreement with respect to an Acquisition Proposal (provided that for purposes of this subclause (C) clause (ii) of the term "Acquisition Proposal" shall not include the sale of securities by the Company for cash to one or more Persons which, together with any Affiliates and any group (as such term is defined in Section 13(d)(3) of the Exchange Act) of which such Person is a member, will not, after such transaction (or series of related transactions) (1) beneficially own a majority of the outstanding shares of Company Common Stock or (2) have the right, by contract or otherwise, to elect a majority of the Company Board) and
(D) the Company subsequently consummates the transaction(s) contemplated by such agreement, (y) the Company terminates this Agreement pursuant to Section 8.01(c)(ii), or (z) Parent terminates this Agreement pursuant to Section 8.01(d)(iii)(B), and at the time of such termination Parent and Purchaser are not in material breach of their respective obligations under this Agreement, then in any such case, the Company shall pay, or cause to be paid to Parent, at the time of consummation, in the case of clause (x), and at the time of termination, in the case of clause (y) or (z), a termination fee in the amount of $1,750,000 (the "TERMINATION FEE") plus an amount equal to Parent's actual and reasonably documented out-of-pocket expenses incurred by Parent in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, including, without limitation, the fees and out-of-pocket expenses payable to all banks, investment banking firms and other financial institutions and persons and their respective agents and counsel incurred in connection with acting as Parent's financial advisor with respect to, or arranging or committing to provide or providing any financing for, the Transactions up to an aggregate of $750,000 (the "EXPENSES"). In addition, if this Agreement is terminated by Parent pursuant to Section 8.01(d)(iv) or prior to consummation of the Offer by reason of the non-fulfillment of any of the conditions set forth in paragraph (d), (e) or (g) of ANNEX A and at the time of such termination, Parent and Purchaser are not in material breach of their respective obligations under this Agreement, then the Company shall pay to Parent, at the time of termination, the Expenses, and, if the Company shall thereafter, within 12 months after such termination, announce its intention to enter into an agreement with respect to an Acquisition Proposal (which in the case of a termination by reason of the non-fulfillment of any of the conditions set forth in paragraph (d) or (e) of ANNEX A is at a price per Share higher than the Offer Price and provided that for purposes of this sentence clause (ii) of the term "Acquisition Proposal" shall not include the sale of securities by the Company for cash to one or more Persons which, together with any Affiliates and any group (as such term is defined in Section 13(d)(3) of the Exchange Act) of which such Person is a member, will not, after such transaction (or series of related transactions) (1) beneficially own a majority of the outstanding shares of Company Common Stock or (2) have the right, by contract or otherwise, to elect a majority of the Company Board) and the Company subsequently consummates the transaction(s) contemplated by such agreement, then the Company shall pay the Termination Fee simultaneously with such consummation; provided, however, that with respect to the nonfulfillment of the condition set forth in paragraph (d) of ANNEX A, such payments shall not be required to be made if the Company can demonstrate that such condition would have been satisfied if the Expiration Date were the date hereof and any Expenses payable by reason of such breach shall be paid as follows: $375,000 on the date of termination and the remainder of the Expenses on the earlier of the first anniversary of the date of termination or the date the Termination Fee is required to be paid. Any payments required to be made pursuant to this Section 8.03(b) shall be made by wire transfer of same day funds to an account designated by Parent. It is specifically agreed that if Parent terminates this Agreement pursuant to Section 8.01(d)(ii), any amount payable to Parent pursuant to this Section 8.03(b) shall be deemed to represent liquidated damages and not a penalty and that the right to receive such amount shall be the exclusive remedy of Parent and Purchaser in connection with such termination.

         (c)      The Company acknowledges that the agreements contained in
Section 8.03(b) are an integral part of the Transactions contemplated by this Agreement, and that, without these agreements Parent would not have entered into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to Section 8.03(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in Section 8.03(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate (as published in THE WALL STREET JOURNAL) in effect from time to time during such period plus two percent.

         (d) This Section 8.03 shall survive any termination of this Agreement, however caused, and is intended to benefit the Company, Parent and Purchaser.

         Section 8.04 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by Law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto on the part of the other parties or (c) subject to the proviso of Section 8.04, waive compliance with any of the agreements or conditions contained herein on the part of the other parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 8.06 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to
Section 8.05 shall, in order to be effective, require in the case of Parent, Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors (in the case of action by the Company Board, upon the recommendation of the Special Committee or, after the Offer Completion Date, the Continuing Directors); provided, however, that in the event that Purchaser's designees are appointed or elected to the Company Board as provided in Section 1.03, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Continuing Directors of the Company shall be required to amend or terminate this Agreement by the Company, exercise or waive any of the Company's rights or remedies under this Agreement, extend the time for performance of Parent's and Purchaser's respective obligations under this Agreement or take any action that would adversely affect the rights of the stockholders of the Company or the holders of Options with respect to the transactions contemplated hereby.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.01 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 9.02 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Parent or Purchaser, to:

                           SHL TeleMedicine Ltd.
                           90 Igal Alon St.
                           Tel-Aviv 67891
                           Israel
                           Telephone: (972) 3-561-2212
                           Telecopier: (972) 3-624-2414
                           Attention: Erez Alroy
                                      Yariv Alroy
                  with a copy (which shall not constitute notice) to:

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Telephone:  212-318-3000
                           Telecopier:  212-318-3400
                           Attention:  Andrew Freedman, Esq.


                  if to the Company, to:

                           Raytel Medical Corporation
                           2755 Campus Drive, Suite 200
                           San Mateo, CA  94403
                           Telephone: (650) 349-0800
                           Telecopier: (650) 349-8850
                           Attention: Richard Bader

                  with a copy (which shall not constitute notice) to:

                           Gray Cary Ware & Freidenrich LLP
                           400 Hamilton Ave.
                           Palo Alto, CA   94301-1825
                           Telephone: 650- 833-2000
                           Telecopier:  650-833-2001
                           Attention: Dennis C. Sullivan, Esquire


                  with a copy (which shall not constitute notice) to the Special
                  Committee:

                           Allan Zinberg
                           19 Woodhaven Drive
                           Simsbury, CT   06070
                           Telephone: 860-658-6179
                           Telecopier: 860-658-1221
                           and


                           Gene I. Miller
                           734 18th Street
                           Santa Monica, CA 90402
                           Telephone: 310-458-1441
                           Telecopier: 310-394-0771


                  with a copy (which shall not constitute notice) to counsel for the Special Committee:


                           Sheppard, Mullin, Richter & Hampton LLP
                           333 South Hope Street, 48th Floor
                           Los Angeles, CA   90071
                           Telephone: 213-620-1780
                           Telecopier: 213-620-1398
                           Attention: John D. Hussey, Esquire


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received when delivered personally to the recipient or when sent to the recipient by facsimile (receipt electronically confirmed), one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

         Section 9.03 NO WAIVERS. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         Section 9.04 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment will relieve Parent or Purchaser of its obligations hereunder.

         Section 9.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the conflicts of Law rules of such state.

         Section 9.06 ENFORCEMENT. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any court of the United States located in the State of Delaware or in a Delaware state court, and each of the parties hereby expressly submits to the exclusive jurisdiction and venue of any such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party irrevocably consents to the service of process in any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof, by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9.02, such service to become effective 10 days after mailing.

         Section 9.07 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 9.08 COUNTERPARTS; EFFECTIVENESS; BENEFIT. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as expressly provided in Sections 6.07 and 6.08, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

         Section 9.09 ENTIRE AGREEMENT. This Agreement, the Company Disclosure Memorandum, the Stockholders' Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior representations, warranties, agreements and understandings, both oral and written, between the parties with respect to such subject matter. No prior drafts of this Agreement or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement.

         Section 9.10 CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 9.11 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         Section 9.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court located in the State of Delaware, in addition to any other remedy to which they are entitled at Law or in equity.

         Section 9.13 INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

         Section 9.14 COMPANY DISCLOSURE MEMORANDUM. The Company Disclosure Memorandum referred to in this Agreement is hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement. No disclosure in the Company Disclosure Memorandum shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

         Section 9.15 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except as specifically set forth herein, nothing in this Agreement is intended to or shall confer upon any other Person, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, except for the obligations under the Stockholders' Agreement and except for Parent's obligations as a direct or indirect stockholder of Purchaser, no direct or indirect holder of any equity interests or securities (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling Person of each of the parties hereto and their respective affiliates shall have any liability or obligation arising under this Agreement or the Transactions contemplated hereby.

         Section 9.16 OBLIGATION OF PARENT AND THE COMPANY. Whenever this Agreement requires Purchaser or another Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser or such Subsidiary to take such action and a guarantee of the performance thereof. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and a guarantee of the performance thereof.

         Section 9.17       CERTAIN DEFINITIONS. As used in this Agreement:

                            (a) The term "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; and for purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                            (b)      A Person will be deemed to "BENEFICIALLY"

         own securities if such Person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

                            (c) The term "BUSINESS DAY" means any day on which commercial banks are open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States.

                            (d) The term "KNOWLEDGE" of any Person that is not an individual means, with respect to any matter, the actual knowledge of any of such Person's executive officers after due inquiry of the Person's employees having primary responsibility for such matter;

                            (e)      The term "LAW" means any foreign or
         domestic law, regulation, judgement, order, writ, injunction, decree, rule, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity or arbitrator.

                            (f) "MATERIAL ADVERSE EFFECT" means, with respect to any Person, any change, result, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate with any such other change, result, effect, event, occurrence or state of facts, is or would reasonably be expected to be, materially adverse (whether or not (i) foreseeable or known as of the date of this Agreement, (ii) covered by insurance or (iii) constituting a breach of a representation, warranty or covenant set forth herein) to the business, condition (financial or otherwise), assets, liabilities or results of operations of such Person and its Subsidiaries, taken as a whole, or which is or would reasonably be expected to be materially adverse to the ability of such Person to perform on a timely basis any of its material obligations under this Agreement or to consummate the Transactions contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any change in the market price or trading volume of the capital stock of such Person after the date hereof, (ii) changes, events or occurrences in the United States or Switzerland securities markets which are not specific to such Person, (iii) any adverse changes, events, developments or effects arising from or relating to general business or economic conditions or the general conditions of the industry in which the Person participates which are not specific to such Person and its Subsidiaries and which do not affect such Person in a materially disproportionate manner, (iv) any adverse change, result, event, development or effect arising from or relating to any change in U.S. GAAP, (v) any adverse changes, events, developments or effects reasonably attributable to the execution or announcement of this Agreement and (vi) the effect on such Person of out-of-pocket fees or expenses (including legal, accounting and financial advisory fees and expenses) incurred in connection with the transactions contemplated by this Agreement.

                            (g) The term "PERSON" includes individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Governmental Entities.

                            (h) The term "SUBSIDIARY" means as to any Person any corporation or other legal entity of which (i) such Person controls (either alone or through or together with any other Subsidiary) or owns, directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or Subsidiary does not have a majority of the voting interest in such partnership).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      RAYTEL MEDICAL CORPORATION



                                      By:  /s/ RICHARD F. BADER
                                           -------------------------------------
                                           Name:    Richard F. Bader
                                           Title:   Chairman and CEO


                                      SHL TELEMEDICINE LTD.



                                      By:  /s/ EREZ ALROY
                                           -------------------------------------
                                           Name:    Erez Alroy
                                           Title:   Co-President


                                      SHL TELEMEDICINE ACQUISITION CORP.



                                      By:  /s/ EREZ ALROY
                                           -------------------------------------
                                           Name:    Erez Alroy
                                           Title:   Co-President

                                                                         ANNEX A


                             CONDITIONS TO THE OFFER

                  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger (the "AGREEMENT") of which this ANNEX A is a part. Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the obligation of Purchaser to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any tendered Shares and (subject to any such rules or regulations and subject to the restrictions on extending the Offer set forth in the Agreement) may delay the acceptance for payment of or the payment for any tendered Shares and (except as provided in the Agreement) amend or terminate the Offer and not accept for payment any tendered shares if (i) there are not validly tendered (and not properly withdrawn) prior to the expiration date for the Offer that number of Shares which, when added to any such Shares, if any, beneficially owned by Parent or any of its affiliates, will at least satisfy the Minimum Condition or
(ii) at any time on or after the date of the Agreement and before the expiration date of the Offer, any of the following events shall have occurred and be continuing:

                  (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's (or any of its Subsidiary's) businesses or assets, (ii) seeking to compel Parent or Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (iii) challenging the acquisition by Parent or Purchaser of any Shares pursuant to the Offer or the Merger, (iv) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, (v) seeking to obtain from the Company, Parent or Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (vi) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (vii) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (viii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or, as a result of the Transactions, a Material Adverse Effect on Parent; or

                  (b) there shall be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger by any Governmental Entity that results in any of the consequences referred to in paragraph (a) above; or

                  (c) the Agreement shall have been terminated in accordance with its terms or any event shall have occurred which gives the Parent or Purchaser the right to terminate the Agreement or not consummate the Merger; or

                  (d) any representation or warranty of the Company contained in the Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification) shall not be true and correct in all respects as of the date of consummation of the Offer, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), such that the aggregate effect of all such breaches of representations or warranties to be true and correct would reasonably be expected to have a Material Adverse Effect on the Company, or the representation set forth in the last two sentences of
         Section 4.28(a) and in Section 4.28(b) shall not be true and correct in all material respects (it being agreed that any notice from a Governmental Entity that the Company or any Subsidiary is in default under or in violation of any Settlement Agreement or the CIA shall be deemed to be material); or

                  (e) the Company shall have failed to perform or comply in any material respect with any of its obligations, covenants or agreements contained in the Agreement required to be performed or complied with at or prior to the date of determination; or

                  (f) there shall have occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or Switzerland for a period in excess of 24 hours (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Israel whether or not mandatory, (iii) any limitation (whether or not mandatory) by any Governmental Entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions, or (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Israel or, to the extent existing at the time of execution of the Agreement, a material acceleration or worsening thereof; or

                  (g) the Company Board or any committee thereof (i) shall have withdrawn or modified in a manner adverse to Parent or Purchaser (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or the Agreement or recommended or approved any Acquisition Proposal, (ii) upon request of the Purchaser, shall fail to reaffirm its approval recommendation of the Offer, the Merger Agreement, or the Merger, within three Business Days after Purchaser's request, (iii) shall have resolved to do any of the foregoing or (iv) shall have taken a neutral position or made no recommendation, in each case in a manner that is publicly disclosed, with respect to a publicly disclosed Acquisition Proposal (other than by Parent or Purchaser) within the earlier of (A) ten Business Days after the first public disclosure thereof or (B) three Business Days prior to the Expiration Date; or

                  (h) there shall have occurred any change, condition, event or development after September 30, 2001 that could reasonably be expected to have a Material Adverse Effect on the Company and the existence or possibility of which was not expressly disclosed in the Company Disclosure Memorandum delivered on the date of the Agreement; or

                  (i) Parent and the Company shall have agreed in writing that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                  (j) all consents necessary to the consummation of the Offer or the Merger, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local, shall not have been obtained, other than consents which, if not obtained, would not reasonably be expected to have a Material Adverse Effect on the Company;

which in the sole good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of a payment for shares.

                  The foregoing conditions (x) are for the sole benefit of Parent and Purchaser and (y) may be asserted by Parent and Purchaser regardless of the circumstances giving rise to such condition, and, except for the Minimum Condition, and otherwise subject to the terms of the Agreement, may be waived by Parent and Purchaser, in whole or in part, at any time and from time to time, in the sole discretion of Parent and Purchaser. The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment pursuant thereto shall forthwith be returned to the tendering stockholders.

                                                                   EXHIBIT 2.05



                          CERTIFICATE OF INCORPORATION

                                       OF

                           RAYTEL MEDICAL CORPORATION

                           --------------------------



     FIRST: The name of the corporation is RAYTEL MEDICAL CORPORATION.

     SECOND: The address of the registered office of the corporation in the State of Delaware shall be at 15 East North Street, City of Dover, County of Kent; and the name of its registered agent at such address shall be United Corporate Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the "GCL").

     FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is twenty million (20,000,000) shares of Common Stock, with a par value of $.0001 per share.

     FIFTH: The corporation is to have perpetual existence.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

     TENTH: To the fullest extent permitted by the GCL, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article Tenth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.